Exhibit 99.1

Smaaash Entertainment Private Limited

Consolidated statement of financial position at September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

Particulars			Notes	As at September 30, 2018	As at March 31, 2018
	Assets

I	Non-current assets
	(a)	Property, plant and equipment	6	3,313,187	3,242,266
	(b)	Capital work-in-progress	6	393,261	182,669
	(c)	Goodwill	7	13,604	13,604
	(d)	Other intangible assets	8	442,026	505,623
	(e)	Intangible assets under development	8	84,537	48,992
	(f)	Investments	9	5,785	6,496
	(g)	Other financial assets	10	203,315	206,192
	(h)	Deferred tax assets (net)	11	488,766	488,766
	(i)	Non-current tax assets (net)	12	24,499	18,949
	(j)	Other non-current assets	13	226,630	149,590
	Total non-current assets			5,195,610	4,863,144

II	Current assets
	(a)	Inventories	14	193,512	160,594
	(b)	Investments	9	—	11,012
	(c)	Trade receivables	15	162,896	177,947
	(d)	Cash and bank balances	16	48,131	119,840
	(e)	Loans	17	2,803	412
	(f)	Other financial assets	10	108,436	87,295
	(g)	Other current assets	13	493,724	408,331
	Total current assets			1,009,502	965,430

	Total assets			6,205,111	5,828,580

	Equity and liabilities
	Capital and reserves
	(a)	Issued capital and share premium	18	4,039,790	3,653,881
	(b)	Other reserves	19	50,317	65,206
	(c)	Accumulated deficit	20	(1,514,292)	(1,283,496)
	Total equity			2,575,815	2,435,593

	Liabilities
I	Non-current liabilities
	(a)	Borrowings	21	1,367,161	1,360,980
	(b)	Other financial liabilities	22	111,139	194,270
	(c)	Provisions	23	2,991	2,327
	(d)	Other non-current liabilities	24	7,772	8,024
	Total non-current liabilities			1,489,063	1,565,601

II	Current liabilities
	(a)	Borrowings	21	193,840	205,535
	(b)	Trade payables	25	266,082	228,616
	(c)	Other financial liabilities	22	150,936	1,314,196
	(d)	Provisions	23	8,444	9,015
	(e)	Other current liabilities	24	162,558	70,019
	Total current liabilities			2,140,230	1,827,381

	Total equity and liabilities			6,205,111	5,828,580

Smaaash Entertainment Private Limited

Consolidated statement of profit and loss and other comprehensive income for six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

Particulars			Notes	For the six months ended September 30, 2018	For the year ended March 31, 2018
I		Revenue from operations	26	1,198,063	1,746,459
II		Product sales		129,932	378,466
III		Other income	27	17,054	18,959
IV		Total revenue		1,345,048	2,143,884
V		Expenses
	(a)	Cost of material consumed	28	127,019	224,832
	(b)	Purchase of stock-in-trade		139,728	304,951
	(c)	Change in inventories of stock-in-trade	29	(35,598)	(46,131)
	(d)	Employee benefit expense	30	190,995	385,306
	(e)	Finance costs	31	192,679	433,184
	(f)	Depreciation and amortization expense	6&7	342,843	553,552
	(g)	Pre-launch expenses	32	13,202	36,991
	(h)	Other expenses	33	539,009	816,983
		Total expenses		1,509,877	2,709,668
VI		Loss before exceptional items and tax(IV - V)		(164,829)	(565,785)
		Exceptional Items	34	—	26,813
VII		Loss before tax		(164,829)	(592,598)
VIII		Tax expense
	(1)	Current tax	35	—	(2,091)
	(2)	Deferred tax	35	—	(260,723)
		Total tax expense		—	(262,814)
IX		Loss for the period from continuing operations (VII - VIII)		(164,829)	(329,784)
X		Loss from discontinued operations before tax	36	—	34
XI		Tax expense of discontinued operations		—	—
XII		Loss from discontinued operations after tax (X - XI)		—	34
XIII		Loss for the period (IX + XII)		(164,829)	(329,750)
XIV		Other comprehensive income
	A	Items that will not be reclassified subsequently to profit or loss:
		Remeasurements of the defined benefit plans			239
		Equity instruments through other comprehensive income			717
		Income tax relating to items that will not be reclassified subsequently to profit or loss	35	74	(74)
	B	Items that may be reclassified subsequently to profit or loss:
		Exchange differences on translating foreign subsidiary	19		2,038
		Total other comprehensive income		74	2,920
XV		Total comprehensive income for the period (XIII + XIV)		(164,755)	(326,830)
XVI		Total comprehensive income for the period attributable to:
		Owners of the Company		(164,755)	(326,830)
		Non-controlling interests		—	—

See accompanying notes to the consolidated financial statements

Smaaash Entertainment Private Limited

Consolidated statement of cash flows for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

	Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

A.	Cash flows from operating activities
	Consolidated loss for the year	(164,829)	(329,750)
	Adjustments for:
	Income tax expense recognized in profit or loss (continuing and discontinued operations)	—	(262,814)
	Loss on disposal of property, plant and equipment	2,430	455
	Provision for expected credit loss recognized on trade receivables	(2,275)	—
	Exceptional items	—	26,813
	Bad debts	—	—
	Provision for doubtful advances	—	1,551
	Depreciation and amortization of non-current assets	342,843	553,553
	Depreciation and amortization of non-current assets (Discontinued)	—	7,443
	Finance Charges	192,330	432,542
	Other interest expenses	349	642
	Net gain/(loss) arising on financial assets carried at FVTPL	636	(1,681)
	Net gain/(loss) arising on financial liabilities carried at amortized cost	—	9,028
	Net gain/(loss) arising on financial liabilities carried at amortized cost	—	6,869
	Unwinding of security deposits	(7,465)	(9,056)
	Sundry credit balances written back	—	2,655
	Lease rent adjustment	—	7,487
	Interest Income	(1,071)	(2,456)
	Remeasurements of the defined benefit plans- gains/(losses)	—	239
	Operating profit before working capital changes	362,948	443,520
	Movements in working capital:
	Increase in trade and other receivables	(107,197)	(427,942)
	(Increase) / decrease in inventories	(32,918)	(90,620)
	(Increase) / decrease in trade receivables	15,050	(152,946)
	Increase / (decrease) in provisions	94	4,411
	Increase / (decrease) in trade payables	37,466	92,472
	Increase / (decrease) in other payables	92,506	(9,083)
	Increase / (decrease) in temporary overdrawn bank balance	173,556	990
	Cash generated from operations	541,504	(139,198)
	Income taxes paid	—	(3,879)
	Net cash generated by/(used in) operating activities	541,504	(143,077)

B.	Cash flows from investing activities
	Net proceeds from investments in mutual funds and others	12,360	19,041
	Interest income	8,535	2,456
	Proceeds from sale of property, plant and equipments and intangibles	(2,430)	9,412
	Purchase of property, plant and equipments and intangibles	(826,405)	(2,182,344)
	Net cash generated by/(used in) investing activities	(807,938)	(2,151,435)

C.	Cash flows from financing activities
	Interest paid	(170,780)	(534,181)
	Repayment of borrowings	(5,514)	(2,336,234)
	Proceeds of borrowings	—	3,211,081
	Issue of Share Capital	106,409	869,309
	Share premium received (net of share issue expenses)	279,500	1,036,809
	Increase / (decrease) Other reserves	14,890	34,039
	Net cash generated by/(used in) financing activities	194,724	2,280,823

	Net increase in cash and cash equivalents (A+B+C)	(71,710)	(13,689)
	Cash and cash equivalents at the beginning of the year	119,841	133,529

	Cash and cash equivalents at the end of the year	48,131	119,841

	Components of cash and cash equivalents
	Cash / Cheques on hand	14,810	9,065
	With Banks - on Current account/Balance in Cash Credit Accounts	33,321	110,775

		48,131	119,840

Smaaash Entertainment Private Limited

Consolidated statement of changes in equity for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

(a) Equity Share Capital
Particulars	Number of shares	Equity share capital

As at April 1, 2017	114,849,740	1,148,497

Issue of shares	23,397,500	233,975
As at March 31, 2018	138,247,240	1,382,472

Issue of shares	—	—
Conversion of optional convertible preference shares into equity shares	—	—
As at September 30, 2018	138,247,240	1,382,472

(b) Compulsorily convertible preference shares
Particulars	Number of shares	Preference share capital
As at April 1, 2017	—	—

Issue of shares	—	—
As at March 31, 2018	—	—

Issue of shares	10,640,966	106,410
As at September 30, 2018	10,640,966	106,410

Smaaash Entertainment Private Limited

Consolidated statement of changes in equity for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

 (c) Other Equity

	Share application money pending allotment	Reserves & Surplus				Other comprehensive income	Total
		Securities premium reserve	Foreign Currency Translation Reserve	Contribution from promotors/ shareholders	Accumulated deficit	Reserve for equity instruments through other comprehensive income
As at April 1, 2017	32,000	1,402,101	(17,089)	49,578	(1,283,495)	717	(183,811)

Addition during the year	32,000	—	—	—	—	—	32,000
utilized during the year towards share issue expenses	—	—	—	—	—	—	(0)
Created during the year	—	—	2,038	—	—	—	2,038
Total comprehensive income for the year							—
-Loss for the year	—	—	—	—	(329,750)	—	(329,750)
-Other comprehensive income net of income tax	—	—	—	—	165	717	882
As at March 31, 2018	64,000	1,402,101	(15,051)	49,578	(1,613,079)	1,433	111,018

Addition during the year	(32,000)	—	—	—	—	—	32,000
utilized during the year towards share issue expenses	—	(17,596)	—	—	—	—	(17,596)
Created during the year	—	—	17,827	—	—	—	17,827
Total comprehensive income for the year							—
-Loss for the year	—	—	—	—	(164,829)	—	(164,829)
-Other comprehensive income net of income tax	—	—	—	—	74	—	74
As at September 30, 2018	32,000	1,384,504	2,776	49,578	(1,777,834)	1,433	(307,542)

Notes to consolidated financial statements for the six months ended September 30, 2018

General information

Smaaash Entertainment Private Limited (’Smaaash’ or the ‘Company’) was incorporated as a private limited company in India on November 30, 2009. The Company is engaged in the business of operating entertainment centers. Smaaash presents a various range of games that offer a superlative virtual-reality experience and combines the best of sports, music and dining into a highly immersive, interactive, innovative and involved entertainment experience. The Company also involved in the Product sales i.e. sale of in-house developed games with the help of innovative ideas and cutting edge technology.

The address of its registered office is 2nd Floor, Trade wing building, Oasis complex, P B Marg, Lower Parel, Mumbai 400 013 and principal place of business is Mumbai, India.

Basis of preparation and significant accounting policies

1.	Basis of preparation

The financial statements of the Company, entities controlled by the Company and its subsidiaries (together ‘the Group’) have been prepared in accordance with International Financial Reporting Standards (‘IFRS’).

The aforesaid consolidated financial statement have been prepared in Indian Rupee (INR) and denominated in Thousands.

1.1	Historical cost convention

These consolidated financial statements have been prepared and presented on the historical cost basis except for certain financial instruments that are measured at fair values at the end of each reporting period, as explained in the accounting policies below.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statement is determined on such a basis, except for leasing transactions that are within the scope of IAS 17, and measurements that have some similarities to fair value but are not fair value, such as net realizable value in IAS 2 or value in use in IAS 36.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

1.2	Classification of current/non-current assets and liabilities

The consolidated balance sheet presents current and non-current assets, and current and non-current liabilities, as separate classifications. For this purpose, an asset is classified as current if:

●	It is expected to be realized, or is intended to be sold or consumed, in the normal operating cycle; or

●	It is held primarily for the purpose of trading; or

●	It is expected to realize the asset within 12 months after the reporting period; or

●	The asset is a cash or equivalent unless it is restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period.

All other assets are classified as non-current.

Similarly, a liability is classified as current if:

●	It is expected to be settled in the normal operating cycle; or

●	It is held primarily for the purpose of trading; or

●	It is due to be settled within 12 months after the reporting period; or

●	The Group does not have an unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. Terms of a liability that could result in its settlement by the issue of equity instruments at the option of the counterparty does not affect this classification.

All other liabilities are classified as non-current.

2.	Basis of consolidation

The consolidated financial statements incorporated the financial statement of the Company and entities (including structured entities) controlled by the Company and its subsidiaries. Control is achieved when the Company:

●	has power over the investee;

●	is exposed, or has rights, to variable returns from its involvement with the investee; and

●	has the ability to use its power to affect its returns.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

List of entities that are being are been consolidated:

Name of Subsidiaries	Country of incorporation/ Principal Place of Business	Effective percentage of shareholding
		As at September 30, 2018	As at March 31, 2018
Smaaash Innovation Private Limited	India	100%	100%
Adrenaline Foods Private Limited	India	100%	100%
Smaaash Entertainment USA Limited	USA	100%	100%
Smaaash Village Private Limited	India	100%	100%
Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Limited)	India	100%	—

When the Company has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally. The Company considers all relevant facts and circumstances in assessing whether or not the Company’s voting rights in an investee are sufficient to give it power, including:

●	the size of the Company’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

●	potential voting rights held by the Company, other vote holders or other parties;

●	rights arising from other contractual arrangements; and

●	any additional facts and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit and loss from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses, and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

2.1	Changes in the Group’s ownership interests in existing subsidiaries

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When the Group loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. All amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if the Group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRS). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39, or, when applicable, the cost on initial recognition of an investment in an associate or a joint venture.

3.	Significant accounting policies

3.1	Revenue recognition

3.1.1	Rendering of Services

Revenue from rendering of services is measured at fair value of consideration received or receivable. Revenue is recognized over of the life of the contract using percentage completion method and when the outcome of the transaction is estimated reliably.

The outcome of a transaction is estimated reliably when all the following conditions are satisfied:

●	the amount of revenue can be measured reliably;

●	it is probable that the economic benefits associated with the transaction will flow to the entity;

●	the stage of completion of the transaction at the end of the reporting period can be measured reliably; and

●	the costs incurred for the transaction and the costs to complete the transaction can be measured reliably

When the outcome of the transaction involving the rendering of services cannot be estimated reliably, revenue shall be recognized only to the extent of the expenses recognized that are recoverable.

Rendering of services include:

a)	Revenue from the gaming service is recognized as and when games are played by patrons.

b)	Revenue from banquet, corporate events and others is recognized as and when event takes place.

3.1.2	Sale of goods

Revenue from the sale of goods is recognized when the goods are delivered and titles have passed, at which time all the following conditions are satisfied:

●	the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

●	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

●	the amount of revenue can be measured reliably;

●	it is probable that the economic benefits associated with the transaction will flow to the Group; and

●	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Revenue from sale of goods is measured at fair value of the consideration received or receivable, net of returns and trade discounts and includes excise duty but excludes sales tax, value added tax and Goods and Service Tax (GST).

Revenue from sale of goods include:

a)	Product sales - Revenue from sale of gaming products is recognized upon their delivery.

b)	Revenue from Sale of food and beverages is recognized upon their delivery to customers.

3.1.3	Bonus Points:

The fair value of the consideration on gaming services that result in bonus point credits for customers, under the Group’s bonus point schemes, is allocated between the normal points supplied and the bonus point credit granted. The consideration allocated to the bonus point credits is measured by reference to fair value from the standpoint of the holder and is recognized as revenue on redemption and / or expected redemption after breakage.

3.1.4	Dividend and interest income

Dividend income from investments is recognized when the shareholder’s right to receive payment has been established (provided that it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably).

Interest income from a financial asset is recognized when it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

3.2	Business Combination

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of the assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interests (if any) issued in exchange of control of the acquiree. Acquisition-related costs are generally recognized in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value, except that:

●	deferred tax assets or liabilities, and assets or liabilities related to employee benefit arrangements are recognized and measured in accordance with IAS 12 Income Taxes and IAS 19 Employee Benefits respectively; and

●	assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that Standard.

Goodwill is measured as the excess of the sum of the consideration transferred, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed.

3.3	Goodwill

Goodwill represents the cost of acquired business as established at the date of acquisition of the business in excess of the acquirer’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities less accumulated impairment losses, if any. Goodwill is tested for impairment annually or when events or circumstances indicate that the implied fair value of goodwill is less than its carrying amount.

For the purposes of impairment testing, goodwill is allocated to each of the Group’s cash-generating units (or groups of cash-generating units) that is expected to benefit from the synergies of the combination.

A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

3.4	Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

3.4.1	Group as a lessee:

Finance leases are capitalized at the lease’s inception at the fair value of the leased property or, if lower, the present value of the minimum lease payments. The corresponding rental obligations, net of finance charges, are included in borrowings or other financial liabilities as appropriate. Each lease payment is allocated between the liability and finance cost. The finance cost is charged to the profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

The Group’s significant operating leasing arrangements are in respect of office premises and warehouse at various locations. Rental expense from operating leases is generally recognized on a straight-line basis over the term of the relevant lease. Where the rentals are structured solely to increase in line with expected general inflation to compensate for the Group’s expected inflationary cost increases, such increases are recognized in the year in which such benefits accrue. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

3.4.2	Group as a lessor:

Rental income from operating leases is generally recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

3.5	Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not translated.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting these consolidated financial statements, the assets and liabilities of the Group’s foreign subsidiary are translated into Indian Rupees (INR) using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity.

3.6	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

3.7	Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes as expenses the related costs for which the grants are intended to compensate. Specifically, government grants whose primary condition is that the Group should purchase, construct or otherwise acquire non-current assets are recognized as deferred revenue in the consolidated statement of financial position and transferred to profit or loss on a systematic and rational basis.

Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable.

3.8	Non-current asset held for sale

Non-current assets and disposal groups are classified as held for sale if their carrying amount will be recovered principally through a sale transaction rather than through continuing use. This condition is regarded as met only when the asset (or disposal group) is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such asset (or disposal group) and its sale is highly probable. Management must be committed to the sale, which should be expected to qualify for recognition as a completed sale within one year from the date of classification.

Non-current assets (and disposal groups) classified as held for sale are measured at the lower of their carrying amount and fair value less costs to sell.

3.9	Employee benefits

3.9.1	Retirement benefit costs and termination benefits

Employee benefits include provident fund, employee state insurance scheme, gratuity fund and compensated absences.

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

For defined retirement benefit plans, the cost of providing benefits is determined using the projected unit credit method, with actuarial valuations being carried out at the end of each annual reporting period. Re-measurement, comprising actuarial gains and losses, the effect of the changes to the asset ceiling (if applicable) and the return on plan assets (excluding net interest), is reflected immediately in the balance sheet with a charge or credit recognized in other comprehensive income in the period in which they occur. Remeasurement recognized in other comprehensive income is reflected immediately in accumulated deficit and is not reclassified to profit or loss. Past service cost is recognized in profit or loss in the period of a plan amendment. Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are categorised as follows:

a)	service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements);

b)	net interest expense or income; and

c)	re-measurement

The Group presents the first two components of defined benefit costs in profit or loss in the line item ‘Employee benefits expense’. Curtailment gains and losses are accounted for as past service costs.

The present value of the defined benefit plan liability is calculated using a discount rate, which is determined by reference to market yields at the end of the reporting period on government bonds.

The retirement benefit obligation recognized in the balance sheet represents the actual deficit or surplus in the Group’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plans.

A liability for a termination benefit is recognized at the earlier of when the entity can no longer withdraw the offer of the termination benefit and when the entity recognizes any related restructuring costs.

3.9.2	Short-term and other long-term employee benefits

A liability is recognized for benefits accruing to employees in respect of salaries, wages and other short term employee benefits in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service.

Provision for leave benefits to employees is based on actuarial valuation done by projected accrued benefit method at the reporting date.

3.10	Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

3.10.1	Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the statement of profit and loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

3.10.2	Deferred tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statement and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interests in joint ventures, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

3.10.3	Minimum alternate tax

Minimum alternate tax (MAT) paid in a year is charged to Consolidated statement of profit and loss as current tax. The Group recognizes the MAT credit available as an asset only to the extent that there is convincing evidence that the Group will pay normal income tax during the specified period i.e. the period for which the MAT credit is allowed to be carried forward. In the year in which the Group recognizes the MAT credit as an asset in accordance with the Guidance note on Accounting for Credit available in respect of Minimum Alternate Tax under the Income tax Act, 1961, the said asset is created by way of credit to the consolidated statement of profit and loss and shown as MAT Credit Entitlement under the deferred tax assets. The Group reviews the MAT Credit Entitlement asset at each reporting date and writes down the asset to the extent the Group does not have convincing evidence that it will pay normal tax during the specified period.

3.10.4	Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

3.11	Property, plant and equipment

Property, plant and equipment held for use in the production or supply of goods or services, or for administrative purposes, are stated in the balance sheet at their cost less accumulated depreciation and accumulated impairment losses. The cost of property, plant and equipments includes freight, duties, taxes (to the extent not recoverable from tax authorities) and any directly attributable expenditure for making the assets ready for its intended use. It also includes initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located. Replacement cost of an item of property, plant and equipment is capitalized if replacement meets the recognition criteria.

Depreciation is recognized so as to write off the cost or valuation of assets less their residual values over their useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Estimated useful lives of the assets are as follows:

Plant and machinery	8 years - 15 years
Office equipments	5 years
Furniture and fixtures	5 years - 11 years
Vehicles	8 years
Computers	3 years
Electrical equipments	10 years

Leasehold Improvements are amortized over the unexpired period of lease on a straight-line basis.

Individual assets costing up to Rs.5,000 are depreciated at the rate of 100% prorata over a period of one year from the date of purchase.

Estimates of residual value of Property, plant and equipment is reviewed at least at each year-end.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

3.12	Capital work-in-progress:

Projects under Property plant and equipment are not yet ready for their intended use are carried at cost, comprising direct cost, related incidental expenses and attributable interest.

3.13	Intangible assets

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Estimated Useful life is as below:

Software	2.5 years – 6 years
Trademarks	5 years- 8 years
Virtual reality games	8 years
Player right	Over a period of contract with the player

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses from derecognition of intangible assets, measured at the difference between the net disposal proceeds and the carrying amount of the assets, and are recognized in profit or loss when the asset is derecognized.

3.14	Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or a cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

3.15	Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale. Cost is determined on the basis of weighted average method.

3.16	Provisions and contingent liabilities

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

A Contingent Liability is disclosed where there is a possible obligation or a present obligation that may, but probably will not, require an outflow of resources. Contingent Assets are not recognized. Information on contingent liabilities is disclosed in the notes to consolidated financial statements unless the possibility of an outflow of resources embodying economic benefits is remote.

3.17	Financial instruments

Financial assets and financial liabilities are recognized when an entity becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

3.18	Financial assets

All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.

All recognized financial assets are subsequently measured in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

3.18.1	Classification of financial assets

Debt instruments that meet the following conditions are subsequently measured at amortized cost (except for debt instruments that are designated as at fair value through profit or loss on initial recognition):

●	the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows; and

●	the contractual terms of the instrument give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Dividend on financial assets at FVTPL is recognized when the Group’s right to receive the dividends is established, it is probable that the economic benefits associated with the dividend will flow to the entity, the dividend does not represent a recovery of part of cost of the investment and the amount of dividend can be measured reliably.

Debt instruments that meet the following conditions are subsequently measured at fair value through other comprehensive income (except for debt instruments that are designated as at fair value through profit or loss on initial recognition):

●	the asset is held within a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets; and

●	the contractual terms of the instrument give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding

Interest income is recognized in profit or loss for FVTOCI debt instruments. For the purposes of recognising foreign exchange gains and losses, FVTOCI debt instruments are treated as financial assets measured at amortized cost. Thus, the exchange differences on the amortized cost are recognized in profit or loss and other changes in the fair value of FVTOCI financial assets are recognized in other comprehensive income and accumulated under the heading of ‘Reserve for debt instruments through other comprehensive income’. When the investment is disposed of, the cumulative gain or loss previously accumulated in this reserve is reclassified to profit or loss.

All other financial assets are subsequently measured at fair value.

For the impairment policy on financial assets measured at amortized cost, refer note 3.18.5.

3.18.2	Amortized cost and Effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Income is recognized on an effective interest basis for debt instruments other than those financial assets classified as at FVTPL. Interest income is recognized in profit or loss and is included in the Other income line item.

3.18.3	Investments in equity instruments at FVTOCI

On initial recognition, the Group can make an irrevocable election (on an instrument-by-instrument basis) to present the subsequent changes in fair value in other comprehensive income. This election is not permitted if the equity investment is held for trading. These elected investments are initially measured at fair value plus transaction costs. Subsequently, they are measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income and accumulated in the reserve for ‘equity instruments through other comprehensive income’. The cumulative gain or loss is not reclassified to profit or loss on disposal of the investments.

A financial asset is held for trading if:

●	it has been acquired principally for the purpose of selling it in the near term; or

●	on initial recognition it is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative that is not designated and effective as a hedging instrument or a financial guarantee.

Dividends on these investments in equity instruments are recognized in profit or loss when the Group’s right to receive the dividends is established, it is probable that the economic benefits associated with the dividend will flow to the entity, the dividend does not represent a recovery of part of cost of the investment and the amount of dividend can be measured reliably. Dividends recognized in profit or loss are included in the ‘Other income’ line item.

3.18.4	Financial assets at fair value through profit or loss (FVTPL)

Investments in equity instruments are classified as at FVTPL, unless the Group irrevocably elects on initial recognition to present subsequent changes in fair value in other comprehensive income for equity instruments which are not held for trading.

A financial asset that meets the amortized cost criteria or debt instruments that meet the FVTOCI criteria may be designated as at FVTPL upon initial recognition if such designation eliminates or significantly reduces a measurement or recognition inconsistency that would arise from measuring assets or liabilities or recognising the gains and losses on them on different bases. The Group has not designated any debt instrument as at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any gains or losses arising on re-measurement recognized in profit or loss. The net gain or loss recognized in profit or loss is included in the ‘Other gains and losses’ line item.

3.18.5	Impairment of financial assets

The Group applies the expected credit loss model for recognising impairment loss on financial assets measured at amortized cost, lease receivables, trade receivables, other contractual rights to receive cash or other financial asset.

Expected credit losses are the weighted average of credit losses with the respective risks of default occurring as the weights. Credit loss is the difference between all contractual cash flows that are due to the Group in accordance with the contract and all the cash flows that the Group expects to receive (i.e. all cash shortfalls), discounted at the original effective interest rate (or credit-adjusted effective interest rate for purchased or originated credit-impaired financial assets). The Group estimates cash flows by considering all contractual terms of the financial instrument (for example, prepayment, extension, call and similar options) through the expected life of that financial instrument.

The Group measures the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses if the credit risk on that financial instrument has increased significantly since initial recognition. If the credit risk on a financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. 12-month expected credit losses are portion of the life-time expected credit losses and represent the lifetime cash shortfalls that will result if default occurs within the 12 months after the reporting date and thus, are not cash shortfalls that are predicted over the next 12 months.

The Group measures the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses if the credit risk on that financial instrument has increased significantly since initial recognition. If the credit risk on a financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses.

However, for trade receivables, the Group measures the loss allowance at an amount equal to lifetime expected credit losses.

When making the assessment of whether there has been a significant increase in credit risk since initial recognition, the Group uses the change in the risk of a default occurring over the expected life of the financial instrument instead of the change in the amount of expected credit losses. To make that assessment, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information, that is available without undue cost or effort, that is indicative of significant increases in credit risk since initial recognition.

Further, for the purpose of measuring lifetime expected credit loss allowance for trade receivables, the Group has used a practical expedient as permitted under IFRS 9. This expected credit loss allowance is computed based on a provision matrix, which takes into account historical credit loss experience and adjusted for forward-looking information.

3.18.6	Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralised borrowing for the proceeds received.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit or loss if such gain or loss would have otherwise been recognized in profit or loss on disposal of that financial asset.

3.18.7	Foreign exchange gains and losses

The fair value of financial assets denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of each reporting period.

For foreign currency denominated financial assets measured at amortized cost and FVTPL, the exchange differences are recognized in profit or loss except for those, which are designated as hedging instruments in a hedging relationship.

3.18.8	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, call deposits, and other short-term highly liquid investments with an original maturity of three months or less that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

3.19	Financial liabilities and equity instruments

3.19.1	Classification as debt or equity

Debt and equity instruments issued by the entity are classified either as financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

3.19.2	Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the entity are recognized at the proceeds received, net of direct issue costs.

Repurchase of the Group’s own equity instruments is recognized and deducted directly in equity. No gain or loss is recognized in profit or loss on the purchase, sale, issue or cancellation of the Group’s own equity instruments.

3.19.3	Compound instruments

The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. A conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Group’s own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for similar non-convertible instruments. This amount is recognized as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date.

3.19.4	Financial liabilities

All financial liabilities are subsequently measured at amortized cost using the effective interest method or at FVTPL.

Financial liabilities subsequently measured at amortized cost

Financial liabilities that are not held-for-trading and are not designated as at FVTPL are measured at amortized cost at the end of subsequent accounting period. The carrying amounts of financial liabilities that are subsequently measured at amortized cost are determined based on the effective interest method. Interest expense that is not capitalized as part of costs of an asset is included in the ‘Finance costs’ line item.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

3.19.5	Foreign exchange gains and losses

For financial liabilities that are denominated in a foreign currency and are measured at amortized cost at the end of each reporting period, the foreign exchange gains and losses are determined based on the amortized cost of the instruments and are recognized in ‘Other income’ as ‘Net foreign exchange gains/(losses)’.

The fair value of financial liabilities denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. For financial liabilities that are measured as at FVTPL, the foreign exchange component forms part of the fair value gains or losses and is recognized in profit or loss.

3.19.6	Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. An exchange with a lender of debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Similarly, a substantial modification of the terms of an existing financial liability (whether or not attributable to the financial difficulty of the debtor) is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

3.20	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount is reported in the consolidated financial statement where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously. The legally enforceable right must not be contingent on future events and must be enforceable in the normal course of business and in the event of default, insolvency or bankruptcy of the Group or the counterparty.

3.21	Segment accounting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker.

The Board of directors of the Group has been identified as being the chief operating decision maker. Refer to note 40 for segment information presented.

4.	Critical accounting estimates and key sources of estimation uncertainty

The preparation of consolidated financial statement requires the use of accounting estimates, which, by definition, will seldom equal the actual results. This note provides an overview of the areas that involved a higher degree of judgement or complexity, and of items, which are more likely to be materially adjusted due to estimates and assumptions turning out to be different than those originally assessed. Detailed information about each of these estimates and judgements is included in relevant notes together with information about the basis of calculation for each affected line item in the consolidated financial statement.

4.1	Fair value measurements and valuation processes

Some of the Group’s assets and liabilities are measured at fair value for financial reporting purposes. In estimating the fair value of an asset or a liability, the Group uses market-observable data to the extent it is available.

4.2	Bonus Point (Revenue recognition)

Bonus point credits having a predetermined life are granted to customers when they make payments for card balances. The fair value of the consideration on gaming services resulting in such bonus point credits is allocated between the normal points and the bonus point credits granted. The consideration allocated to the bonus point credits is measured by reference to fair value from the standpoint of the holder and revenue is deferred. The Group at the end of each reporting period estimates the number of points redeemed and that it expects will be further redeemed, based on empirical data of redemption/ lapses, and revenue is accordingly recognized.

4.3	Contingencies:

In the normal course of business, contingent liabilities may arise from litigation and other claims against the Group. There are certain obligations which managements have concluded based on all available facts and circumstances are not probable of payment or difficult to quantify reliably and such obligations are treated as contingent liabilities and disclosed in the notes but are not provided for in the consolidated financial statement. Although there can be no assurance of the final outcome of the legal proceedings in which the Group is involved it is not expected that such contingencies will have material effect on its financial position or profitability.

4.4	Useful lives of property, plant and equipment

As described at note 3.11 above, the Group reviews the estimated useful lives of property, plant and equipment and residual values at the end of each reporting period. There was no change in the useful life and residual values of property, plant and equipment as compared to previous year.

5.	Application of new and revised International Financial Reporting Standards (IFRSs)

5.1	Amendments to IFRSs that are mandatorily effective for the current year

In the current year, the Group has applied a number of amendments to IFRSs issued by the International Accounting Standards Board (IASB) that are mandatorily effective for an accounting period that begins on or after January 1, 2017.

5.1.1	Amendments to IAS 7 Disclosure Initiative

The Group has applied these amendments for the first time in the current year. The amendments require an entity to provide disclosures that enable users of financial statements to evaluate changes in liabilities arising from financing activities, including both cash and non-cash changes.

The Group’s liabilities arising from financing activities consist of borrowings and certain other financial liabilities. A reconciliation between the opening and closing balances of these items is provided in note 21. Apart from the additional disclosure in note 21, the application of these amendments has had no impact on the Group’s consolidated financial statements.

5.1.2	Amendments to IAS 12 Recognition of deferred tax assets for unrealized losses

The Group has applied these amendments for the first time in the current year. The amendments clarify how an entity should evaluate whether there will be sufficient future taxable profits against which it can utilize a deductible temporary difference.

The application of these amendments has had no impact on the Group’s consolidated financial statements as the Group already assesses the sufficiency of future taxable profits in a way that is consistent with these amendments.

5.1.3	Annual Improvements to IFRSs 2014-2016 Cycle

The Group has applied the amendments to IFRS 12 included in the Annual Improvements to IFRSs 2014-2016 Cycle for the first time in the current year.

IFRS 12 states that an entity need not provide summarized financial information for interests in subsidiaries that are classified (or included in a disposal group that is classified) as held for sale.

The amendments clarify that this is the only concession from the disclosure requirements of IFRS 12 for such interests.

The application of these amendments has had no effect on the Group’s consolidated financial statements as none of the Group’s interests in these entities are classified, or included in a disposal group that is classified, as held for sale.

5.2	New and revised IFRSs in issue but not yet effective

5.2.1	The Group has early applied the IFRS 9 Financial Instruments that have been issued but are not yet effective:

In July 2014, the IASB finalized the reform of financial instruments accounting and issued IFRS 9 (as revised in 2014), which contains the requirements for:

a.	the classification and measurement of financial assets and financial liabilities,

b.	impairment methodology, and

c.	general hedge accounting. IFRS 9 (as revised in 2014) will supersede IAS 39 Financial Instruments: Recognition and Measurement upon its effective date.

Transitional provisions

IFRS 9 (as revised in 2014) is effective for annual periods beginning on or after January 1, 2018 with earlier application permitted. IFRS 9 requires retrospective application (subject to some transitional provisions).

The entity elects to early adopt IFRS 9 from the annual period beginning from April 1, 2015 and it has applied all of the requirements in IFRS 9 at the same time.

5.2.2	The Group has not early applied the following IFRSs that have been issued but are not yet effective:

IFRS 15	Revenue from Contracts with Customers (and the related Clarifications)[1]
IFRS 16	Leases[2]
IFRIC 22	Foreign Currency Transactions and Advance Consideration[1]

1Effective for annual periods beginning on or after January 1, 2018, with earlier application permitted.

2Effective for annual periods beginning on or after January 1, 2019, with earlier application permitted.

3Effective for annual periods beginning on or after a date to be determined.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance including IAS 18 Revenue, IAS 11 Construction Contracts and the related Interpretations when it becomes effective.

The core principle of IFRS 15 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the Standard introduces a 5-step approach to revenue recognition:

• Step 1: Identify the contract(s) with a customer

• Step 2: Identify the performance obligations in the contract

• Step 3: Determine the transaction price

• Step 4: Allocate the transaction price to the performance obligations in the contract

• Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Under IFRS 15, an entity recognizes revenue when (or as) a performance obligation is satisfied, i.e. when ‘control’ of the goods or services underlying the particular performance obligation is transferred to the customer.

Far more prescriptive guidance has been added in IFRS 15 to deal with specific scenarios. Furthermore, IFRS 15 requires extensive disclosures.

In April 2016, the IASB issued Clarifications to IFRS 15 in relation to the identification of performance obligations, principal versus agent considerations, as well as licensing application guidance.

Apart from providing more extensive disclosures on the Group’s revenue transactions, the directors do not anticipate that the application of IFRS 15 will have a significant impact on the financial position and/or financial performance of the Group.

IFRS 16 Leases

IFRS 16 introduces a comprehensive model for the identification of lease arrangements and accounting treatments for both lessors and lessees. IFRS 16 will supersede the current lease guidance including IAS 17 Leases and the related interpretations when it becomes effective.

IFRS 16 distinguishes leases and service contracts on the basis of whether an identified asset is controlled by a customer. Distinctions of operating leases (off balance sheet) and finance leases (on balance sheet) are removed for lessee accounting, and is replaced by a model where a right-of-use asset and a corresponding liability have to be recognized for all leases by lessees (i.e. all on balance sheet) except for short-term leases and leases of low value assets.

The right-of-use asset is initially measured at cost and subsequently measured at cost (subject to certain exceptions) less accumulated depreciation and impairment losses, adjusted for any remeasurement of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at that date. Subsequently, the lease liability is adjusted for interest and lease payments, as well as the impact of lease modifications, amongst others. Furthermore, the classification of cash flows will also be affected as operating lease payments under IAS 17 are presented as operating cash flows; whereas under the IFRS 16 model, the lease payments will be split into a principal and an interest portion, which will be presented as financing and operating cash flows respectively.

In contrast to lessee accounting, IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17, and continues to require a lessor to classify a lease as either an operating lease or a finance lease.

Furthermore, IFRS 16 requires extensive disclosures.

IFRIC 22 Foreign Currency Transactions and Advance Consideration

IFRIC 22 addresses how to determine the ‘date of transaction’ for the purpose of determining the exchange rate to use on initial recognition of an asset, expense or income, when consideration for that item has been paid or received in advance in a foreign currency which resulted in the recognition of a non-monetary asset or non-monetary liability (e.g. a non-refundable deposit or deferred revenue).

The Interpretation specifies that the date of transaction is the date on which the entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the Interpretation requires an entity to determine the date of transaction for each payment or receipt of advance consideration.

The Interpretation is effective for annual periods beginning on or after January 1, 2018 with earlier application permitted. Entities can apply the Interpretation either retrospectively or prospectively. Specific transition provisions apply to prospective application.

The directors of the Group do not anticipate that the application of the amendments in the future will have an impact on the Group’s consolidated financial statements. This is because the Group already accounts for transactions involving the payment or receipt of advance consideration in a foreign currency in a way that is consistent with the amendments.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

6	Property, plant and equipment

Description of assets	Plant and machinery	Office equipment	Furniture & fixtures	Vehicles	Computers	Electrical equipments	Leasehold improvements	Total
Cost
As at April 1, 2017	824,854	5,772	77,430	1,373	33,854	163,112	1,180,906	2,287,301
Additions	626,839	6,564	21,593	—	4,222	28,879	395,174	1,083,271
Acquired on business combination	600,015	21,384	40,667	1,456	1,665	8,685	274,008	947,880
Disposals/ reclassifications	(20,052)	—	(7,178)	(773)	—	(20)	(26,046)	(54,069)
As at March 31, 2018	2,031,656	33,720	132,512	2,055	39,741	200,656	1,824,042	4,264,383
Additions	219,864	149	2,591	1	5,168	12,983	101,502	342,258
Acquired on business combination Adjustments	—	—	—	—	—	—	—	—
Disposals/ reclassifications	(13,985)	—	—	—	—	—	—	(13,985)
As at September 30, 2018	2,237,534	33,869	135,104	2,056	44,910	213,639	1,925,543	4,592,655
Depreciation
As at April 1, 2017	81,290	873	11,387	449	22,535	35,758	275,662	427,954
Depreciation expense for the year	111,921	4,248	13,078	233	8,250	20,401	275,027	433,158
Acquired on business combination	104,615	14,552	9,414	—	—	—	55,344	183,925
Eliminated on disposal of assets/ reclassifications	(8,150)	—	(6,484)	(19)	—	(20)	(8,245)	(22,918)
As at March 31, 2018	289,676	19,673	27,395	663	30,785	56,139	597,788	1,022,119
Depreciation expense for the year	73,252	1,787	6,000	129	5,141	14,561	156,478	257,347
Acquired on business combination	—	—	—	—	—	—	—	—
Adjustments	—	—	—	—	—	—	—	—
Eliminated on disposal of assets/ reclassifications	—	—	—	—	—	—	—	—
As at September 30, 2018	362,929	21,460	33,395	792	35,926	70,700	754,266	1,279,468

Net book value
As at September 30, 2018	1,874,605	12,409	101,708	1,264	8,984	142,940	1,171,278	3,313,187
As at March 31, 2018	1,741,980	14,047	105,117	1,393	8,956	144,517	1,226,254	3,242,264

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

6.1 The Group has imported certain capital equipment under Export Promotion of Capital Goods scheme of the central government at a concessional rate of customs duty. During the F.Y 2015-16, the Group has undertaken export obligation to the extent of Rs. 46,632 thousands to be fulfilled during the period of 6 years commencing from April 8, 2015, failing which the Group will be liable to pay the differential customs duty, together with interest and penalties if imposed.

Since, the procurement of goods during the period were done by availing the exemption from payment of aforesaid duties, the amount capitalized for the said plant and machinery as on the put to use date, is cost of property, plant and equipment (PPE) net-off tax and duty benefit availed. In compliance with IAS 20 Accounting for Government Grants and Disclosure of Government Assistance’, the Group has grossed up the value of its PPE by the amount of duty benefit availed by the Group is after considering the same as government grant.

The amount of grant capitalized will be depreciated as per useful life of plant and machinery. The amount of deferred liability shall be amortized based of the fulfilment of export obligation with credit to consolidated statement of profit and loss under the head ‘Other operating income’. The Group has recognized Government grant of Rs. 7,772 thousands from the date of capitalization of plant.

6.2 Adjustments represent VAT credit claimed on assets capitalized in earlier year.

6.3	Capital work-in-progress
	Particulars	As at September 30, 2018	As at March 31, 2018

	Capital work-in-progress	393,261	182,669

		393,261	182,669

7	Goodwill

Particulars	As at September 30, 2018	As at March 31, 2018

Cost	13,604	13,604
Less: Accumulated impairment losses	—	—
Total	13,604	13,604

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Cost
Opening balance	13,604	—
Additional amounts recognized from business combinations occurring during the year (note 44)	—	13,604
Balance at end of year	13,604	13,604
Goodwill on consolidation
Accumulated impairment losses
Opening balance	—	—
Impairment losses recognized in the year	—	—
Closing balance at the end of year	—	—

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

8	Intangible assets

Description of assets	Software	Trademarks	Players rights	Virtual reality games	Non-compete arrangement	Brands	Total

Cost
As at April 1, 2017	36,877	4,721	112,479	343,772	—	—	497,849
Additions	7,574	1,434	64,008	102,180	—	—	175,196
Adjustments	4,924	14,271	—	—	74,797	94,605	188,597
Disposals/ reclassifications	—	—	—	—	—	—	—
As at March 31, 2018	49,375	20,426	176,487	445,952	74,797	94,605	861,642
Additions	2,480	944	13,769	4,705	—	—	21,898
Acquired on business combination	—	—	—	—	—	—	—
Adjustments	—	—	—	—	—	—	—
Disposals/ reclassifications	—	—	—	—	—	—	—
As at September 30, 2018	51,855	21,370	190,255	450,657	74,797	94,605	883,539

Amortization
As at April 1, 2017	22,456	2,047	62,757	140,920	—	—	228,180
amortization expense for the year	11,873	2,292	40,423	48,745	11,522	5,539	120,394
Adjustments	2,902	4,541	—	—	—	—	7,443
Eliminated on disposal of assets/ reclassifications	—	—	—	—	—	—	—
As at March 31, 2018	37,231	8,880	103,180	189,665	11,522	5,539	356,017
amortization expense for the year	4,575	1,104	32,902	29,272	8,710	8,933	85,496
Acquired on business combination			—	—	—	—	—
Adjustments	—	—	—	—	—	—	—
Eliminated on disposal of assets/ reclassifications	—	—	—	—	—	—	—
As at September 30, 2018	41,806	9,984	136,082	218,937	20,232	14,472	441,513

Net book value
As at September 30, 2018	10,049	11,386	54,173	231,720	54,565	80,132	442,026
As at March 31, 2018	12,144	11,546	73,307	256,287	63,275	89,066	505,625

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

8.1	Intangible assets under development

Particulars	As at September 30, 2018	As at March 31, 2018

Intangible assets under development	84,537	48,992

	84,537	48,992

Intangible assets under development comprises of the cost related to assets or projects that are not yet ready for their intended use at the reporting date.

9	Investments

Particulars	As at September 30, 2018		As at March 31, 2018
	Quantity	Amount	Quantity	Amount
Non-current
I. Amortized cost
Unquoted
- National saving certificates (lien to Sales Tax Dept.)	—	35	—	30
Total investments carried at amortized cost [a]		35		30

II. Investment at fair value
i) Fair value through other comprehensive income (FVTOCI)
Unquoted investments (fully paid)
Investments in equity instruments
- AFK Gaming Private Limited		5,750	—	—
ii) Fair value through profit and loss (FVTPL)
Quoted investments (fully paid)
Investments in mutual funds
- Kotak Medium Term Fund - DP-Growth Option (Refer note 9.1)	—	—		6,466
Total investments carried at fair value [b]		5,750		6,466

Total investments carrying value [a+b]		5,785		6,496

Current
Fair value through profit and loss (FVTPL)
Quoted Investments (fully paid)
Investments in mutual funds
- Kotak Floater short Term Fund - DP-Growth Option	—	—
- Mahindra Liquid Fund-Dir-Gr		—	—	11,012
Total investments		—		11,012

Other disclosures
Aggregate amount of quoted investments and market value thereof				17,478
Aggregate amount of unquoted investments		5,785		30
Aggregate amount of impairment in value of investments		—		—

9.1	Investment in units of Kotak Medium Term Fund were pledge as security against the debenture issued to Piramal Enterprises Limited.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

9.2	Category-wise other investments - as per IFRS 9 classification

	As at September 30, 2018	As at March 31, 2018
Financial assets carried at fair value through other comprehensive income (FVTOCI)
Investment in unquoted equity shares	5,750	—
	5,750	—
Financial assets carried at fair value through profit or loss (FVTPL)
Investment in mutual funds	—	17,478
	—	17,478
Financial assets carried at amortized cost
Investment in national saving certificates (lien to Sales Tax Dept.)	35	30
	35	30

Total	5,785	17,508

10	Other financial assets

Particulars	As at September 30, 2018	As at March 31, 2018

Non-current
Bank deposit with more than 12 months maturity	27,059	25,033

Security deposits
- Unsecured, considered good	176,257	181,159

Total	203,315	206,192

Current
Security deposits
- Unsecured, considered good	3,100	3,100

Other receivables
- Unbilled revenue	34,655	19,105
- Contractually reimbursable expenses	70,681	65,083

Total		87,288

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

11	Deferred tax assets

11.1	Movement in deferred tax balances

Particulars	For the six months ended September 30, 2018
	Opening Balance	On acquisition	Recognized in profit and Loss	Recognized in OCI	Closing Balance
Deferred tax (liabilities)/assets in relation to:
Property, plant and equipment	7,931				(7,387)
Other intangible assets	5,743				4,891
Investments	(74)				(4)
Other financial assets	4,808				9,104
Other assets	(2,871)				(6,964)
Borrowings	(1,485)				(17,882)
Provisions	2,806				(3,229)
Other financial liabilities	11,582				(312)
Other liabilities	(14,671)				3,138
Unused tax losses	220,980				497,904
MAT credit	—				9,507

Net tax asset/(liabilities)	488,766	—	—	—	488,766

11.2	Movement in deferred tax balances

Particulars	For the year ended March 31, 2018
	Opening Balance	Recognized in profit and Loss	Recognized in OCI	Closing Balance
Deferred tax (liabilities)/assets in relation to:
Property, plant and equipment	7,931	(19,956)	4,638	—
Other intangible assets	5,743	—	(852)	—
Investments	(74)	—	70	—
Other financial assets	4,808	—	4,297	—
Other assets	(2,871)	—	(4,093)	—
Borrowings	(1,485)	—	(16,397)	—
Provisions	2,806	—	(5,961)	(74)
Other financial liabilities	11,582	—	(11,894)	—
Other liabilities	(14,671)	3,811	13,998	—
Unused tax losses	220,980	—	276,924	—
	—	9,513	(6)	—
Net tax asset/(liabilities)
	234,749	(6,632)	260,723	(74)

12	Non-current tax assets (net)
Particulars	As at September 30, 2018	As at March 31, 2018

Advance Income Tax/TDS receivable (Net-off provision for tax)	24,499	18,949

Total	24,499	18,949

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

13	Other assets

Particulars	As at September 30, 2018	As at March 31, 2018
Non-current
Capital advances	165,117	90,980

Advances other than capital advances
a) Balances with government authorities (other than income taxes)
- Deposits	852	3,352
b) Deferred lease rentals	56,633	51,851
c) Advance to gratuity trust	4,208	3,407

Total	226,630	149,590

Current
Advances other than capital advances
a) Advances to suppliers	145,047	151,299
b) Balances with government authorities (other than income taxes)
- Service Tax	523	29,663
- Goods and Service Tax (GST)	237,801	136,239
- Served from India scheme (SFIS) credit	114	114
- Value Added Tax (VAT)	668	668
- Others	—	—
c) Deferred lease rentals	22,004	14,570
d) Prepaid expenses	87,562	75,777
e) Advances to employees	6	5

Total	493,724	408,335

14	Inventories
Particulars	As at September 30, 2018	As at March 31, 2018
Inventories (lower of cost and net realisable value)
(a) Food and beverages	32,801	34,290
(b) Consumables	6,861	11,879
(c) Stores and spares	49,225	45,398
(d) Trading goods	104,625	69,027
Total	193,512	160,594

15	Trade receivables

15.1 Refer to note 37 for disclosures related to financial instruments.

Particulars	As at September 30, 2018	As at March 31, 2018
Trade receivables
Unsecured, considered good	162,896	177,947
Doubtful	1,423	2,739
	164,320	180,686
Less: Allowance for credit losses	(1,423)	(2,739)
Total	162,896	177,947

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

15.2 The average credit period provided to trade receivables is 30 days.

15.3	Movement in the allowance for doubtful debts

Particulars	As at September 30, 2018	As at March 31, 2018
Balance at beginning of the year	1,551	—
Acquired on business combination	—	—
Impairment losses recognized on receivables	—	1,551
Balance at end of the year	1,552	1,551

16	Cash and bank balances

Particulars	As at September 30, 2018	As at March 31, 2018

a) Balances with banks	32,038	108,648
b) Cash on hand	14,810	9,065
C) Bank deposits	1,283	2,127
Total	48,131	119,840

17	Loans

Particulars	As at September 30, 2018	As at March 31, 2018
Current
Loans to employees
- Unsecured, considered good	2,803	412

Total	2,803	412

18	Issued capital and share premium

Particulars	As at September 30, 2018		As at March 31, 2018
	No. of shares	Amount	No. of shares	Amount
A. Authorised:
a) Equity shares of Rs.10 each with voting rights	225,000,000	2,250,000	225,000,000	2,250,000
b) Redeemable preference shares of Rs.10 each	50,000,000	500,000	50,000,000	500,000
Total		2,750,000		2,750,000

B. Issued, Subscribed and Fully Paid:
a) Equity shares of Rs.10 each with voting rights	185,734,979	1,857,350	185,734,979	1,857,350
b) Compulsorily convertible preference shares of Rs. 10 each	50,083,966	500,840	39,443,000	394,430
Total		2,358,189		2,251,780

C. Share premium
Balance as at the beginning of the period		1,402,101		365,291
Add: Additions during the period		297,096		1,101,249
Less: Utilized during the period towards share issue expenses		(17,596)		(64,439)
Balance as at the end of the period		1,681,600		1,402,101

Total (B+C)		4,039,790		3,653,881

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

18.1	Rights, preferences and restrictions attached to equity shares

The Company is having only one class of Equity Shares having a par value of Rs. 10/- each. Each holder of Equity shares is entitled to one vote per share. In the event of liquidation of the Company, the holders of the Equity shares will be entitled to receive remaining assets of the company. The distribution will be in proportion to the number of Equity shares held by shareholders.

18.2	Rights, preferences and restrictions attached to preference shares

Compulsorily convertible preference shares, which have a par value of Rs. 10 each, are entitled to receive a discretionary non-cumulative 0.01% preference dividend before any dividends are declared to the equity shareholders. The convertible preference shares can be converted into equity shares on a one-for-one basis at any time during 20 years from the date of issuance and allotment at the option of the holder or if the Company goes for IPO. Convertible preference shares have no right to share in any surplus assets or profits. The preference shareholder will have a right to vote only on resolutions placed before the company which directly affect the rights attached to the preference shares and, any resolution for the winding up of the company or for the repayment or reduction of its equity or preference share capital and his voting right on a poll will be in proportion to his share in the paid-up preference share capital of the Company.

18.3	Details of shares held by each shareholder holding more than 5% shares:

Class of shares / Name of shareholder	As at September 30, 2018		As at March 31, 2018
	Number of shares held	% holding in that class of shares	Number of shares held	% holding in that class of shares
A. Equity shares with voting rights
a) Aha Holdings Private Limited	79,217,442	42.65%	79,217,442	42.65%
b) FW Metis Limited	69,088,409	37.20%	69,088,409	37.20%
c) Mitesh Gowani	21,821,451	11.75%	21,821,451	11.75%

B. Compulsorily Convertible Redeemable Preference Shares
a) Sixth Sense India Opportunities-I	6,065,400	12.11%	6,065,400	15.38%
b) Hero Enterprise Partner Ventures	5,274,261	10.53%	5,274,261	13.37%
c) Jignesh N Pandya	3,401,371	6.79%	3,401,371	8.62%
d) Adventz Finance Pvt Ltd	2,637,130	5.27%	2,637,130	6.69%
d) Shubham Enterprises	2,637,130	5.27%

18.4	Securities Premium:

Securities premium account is created when shares are issued at premium. The reserve can be utilized in accordance with the provisions of the Indian Companies Act, 2013.

18.5	Reconciliation of the number of shares outstanding at the beginning and at the end of the period.

Equity shares with voting rights	For the six months ended September 30, 2018		For the year ended March 31, 2018
Particulars	No. of shares	Amount	No. of shares	Amount

Balance as at beginning of the year	138,247,240	1,382,472	138,247,240	1,382,472
Issue of shares on right basis	26,221,451	262,215	26,221,451	262,215
Conversion of optional convertible preference shares into equity shares	21,266,288	212,663	21,266,288	212,663
Balance as at the end of the year	185,734,979	1,857,350	185,734,979	1,857,350

Compulsorily convertible preference shares	For the six months ended September 30, 2018		For the year ended March 31, 2018
Particulars	No. of shares	Amount	No. of shares	Amount

Balance as at beginning of the year	—	—	—	—
Issue of shares	39,443,000	394,430	39,443,000	394,430

Balance as at the end of the year	39,443,000	394,430	39,443,000	394,430

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

18.6  Authorized Share Capital of the Company has been increased from Rs. 1,750,000 thousands divided into 140,000,000 Equity Shares of Rs. 10 each and 35,000,000 Redeemable Preference Shares Rs. 10 each to Rs. 2,750,000 thousands divided into 225,000,000 Equity Shares of Rs. 10 each and 50,000,000 Redeemable Preference Shares Rs. 10 each on July 27, 2017.

18.7  During the current year, Company has issued 39,443,000 Compulsorily Convertible Redeemable Preference Shares of Rs. 10 each fully paid at a premium of Rs 27.92 each shares aggregating to Rs 1,495,679 thousands.

18.8  During the last financial year, Company has converted 21,266,288 Optionally Convertible Preference Shares issued to AHA Holdings Private Limited into 21,266,288 Equity shares of Rs. 10 each on September 15, 2017.

19	Other reserves
Particulars	As at September 30, 2018	As at March 31, 2018

Foreign currency translation reserve	738	(17,089)
Contribution from promotors/ shareholders	49,578	49,578
Share application money pending allotment		32,000
Reserve for equity instruments through other comprehensive income		717

Total	50,317	65,206

19.1	Movement in reserves
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

A). Foreign currency translation reserve
Balance as at the beginning of the period	(17,089)	(19,127)
Add: Additions during the period	17,827	2,038
Less: Deletion during the period	—	—
Balance as at the end of the period	738	(17,089)

B). Contribution from promotors/ shareholders
Balance as at the beginning of the period	49,578	49,578
Add: Additions during the period	—	—
Less: Deletion during the period	—	—
Balance as at the end of the period	49,578	49,578

C). Share application money pending allotment
Balance as at the beginning of the period	32,000	—
Add: Additions during the period	(32,000)	32,000
Less: Deletion during the period	—	—
Balance as at the end of the period	—	32,000

D). Reserve for equity instruments through other comprehensive income
Balance as at the beginning of the year	—	—
Net fair value gain on investments in equity instruments at FVTOCI	—	717
Income tax on net fair value gain on investments in equity instruments at FVTOCI	—	—
Balance as at the end of the period	—	717

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

19.2	Nature and purpose of other reserves:

a). Foreign currency translation reserve:

Exchange differences relating to the translation of the results and net assets of the foreign subsidiary from their functional currency to the Group’s presentation currency (i.e. INR) are recognized directly in other comprehensive income and accumulated in the foreign currency translation reserve. Exchange differences previously accumulated in the foreign currency translation reserve will be reclassified to profit or loss on the disposal of the foreign subsidiary.

b). Contribution from promotors/ shareholders:

During the financial year 2014-15 and 2015-16, the Company has received duty credit entitlement certificate issued by Director General of Foreign Trade (DGFT) under Served from India Scheme (SFIS) aggregating Rs. 30,797 thousands and Rs.18,781 thousands respectively from a related party for Rs. Nil and thus the same is accounted as deemed contribution in the financial statements of the Group.

c). Share application money pending allotment:

Share application money pending allotment represents the share application money received to the extent not refundable and against which allotment of the preference shares is pending.

The Company has received Rs. 32,000 thousands as share application money from investors. Subsequent to the year-end, the Company has issued 843,883 fully paid-up Compulsorily Convertible Preference Shares (CCPS) of Rs. 10/- each at a premium of Rs. 27.92 per CCPS aggregating to Rs. 32,000 thousands.

d). Reserve for equity instruments through other comprehensive income:

This reserve represents the cumulative gains and losses arising on the revaluation of equity instruments measured at fair value through other comprehensive income, net of amounts reclassified to accumulated deficit when those assets have been disposed of.

20	Accumulated deficit
Particulars	As at September 30, 2018	As at March 31, 2018

Accumulated deficit	(1,514,292)	(1,283,494)

Total	(1,514,292)	(1,283,494)

20.1	Movement in accumulated deficit
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

Balance as at the beginning of the period	(1,349,537)	(953,910)
Add: Loss for the period	(164,829)	(329,749)
Add: Other comprehensive income arising from remeasurement of defined benefit obligation net of income tax	74	165
Balance as at the end of the period	(1,514,292)	(1,283,494)

20.2 Accumulated deficit represents the surplus. The amount that can be distributed by the Company as dividends to its equity shareholders is determined based on the separate financial statements of the Company. Thus, the amounts reported above are not distributable in entirety.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

21	Borrowings

Particulars	As at September 30, 2018	As at March 31, 2018
Non-current
Secured Borrowings at amortized cost:
a) Non-convertible debentures (refer note I)	1,048,892	1,046,657
b) Term loans- from banks (refer note II)	79,160	79,160
c) Term loans- from financial institutions (refer note III)	235,163	235,163
Total	1,360,980	1,360,980

Current
A. Secured borrowings at amortized cost:
a) Term loans- from banks (refer note II)	—	—
b) Term loans- from financial institutions (refer note III)	200,000	200,000
c) Optional convertible preference share (refer note IV)	—	—

B. Unsecured borrowings
Loans from related parties (refer note V)	(6,160)	5,535
Total	193,840	205,535

21.1	The details of security, repayment terms and interest are as follows:

I: Non-convertible debentures

(i) Unlisted, secured, redeemable, non-convertible debenture issued to Piramal Enterprises Limited (Piramal):

Security:

a) Pledge of shares of 26.13% held by Promoters in the Company on fully diluted basis.

b) Creation of exclusive charge on all fixed, movable and current assets of the Company.

c) Exclusive charge by way of mortgage on certain immovable properties owned by the promoter / relatives of promoter in favour of debenture trustee.

d) Personal guarantee from Promoters.

Repayment:

Issuer is required to repay to debenture holder 20%, 20% and 60% of investment amount at the end of 3rd, 4th and 5th anniversary from the allotment date August 03, 2016.

Interest:

Minimum IRR of 16% per annum calculated on XIRR basis.

Prepayment:

The Company prepays the entire NCD on August 30, 2017.

(ii) Unlisted, secured, redeemable, non-convertible debenture issued to ECL Finance Limited (ECL):

Security:

1. A-2/5, A-2/6 in building no. A known as Prithvi Apartments of Prithvi Apartments Co-op. Hsg. Soc. Ltd. situated at Altamount Road, Mumbai- 400 026 property owned by Mrs. Kalpana Morakhia

2. Plot No. 10, Survey No 108 & 109, Village – Kunenama, Taluka – Maval, Dist – Pune 410401, property owned by AHA Holdings Private Limited.

3. SAM Family Trust to create mortgage over its immovable properties situated at Plot No. 1, Survey No 108 & 109, Village – Kunenama, Taluka – Maval, District Pune 410401

4. B-4501, B4601 at Lodha Bellissimo, Lodha Pavillion, Apollo Mill Compound, Mahalaxmi, Mumbai – 400011 owned by AHA Holding Private Limited

5. Mr. Sushil Karalkar and Elements Learning Centre Private Limited to create mortgage over its immovable properties situated at Gut No. 219A & 219B at Village Atone, Tal. Sudhagad, Dist. Raigad.

6. Pledge 100% shareholding of AHA Holdings Private Limited.

7. Pledge 78.40% shareholding of Elements Learning Centre Private Limited.

8. Pledge 100% shareholding of Gir Holiday Resorts Private Limited.

9. Pledge 100% shareholding of Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Limited).

10. Pledge over equity shares of Smaaash Entertainment Private Limited held by AHA Holdings Private Limited.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

11. Charge on investments held in Kotak India Venture Fund – I, Kotak India Growth Fund – II and Kotak Alternate Opportunities (India) Fund held by AHA Holdings Private Limited

12. Exclusive charge over all fixed, movable & current assets of Smaaash Entertainment Private Limited

13. Charge over warrants of Yoboho New Media Private Limited held by AHA Holdings Private Limited.

14. Mr. Paresh Patel to create mortgage over its immovable properties situated at Survey No – 361, Village Gadhiya, Taluka Dhari, District Amreli, Gujarat.

15. Corporate Guarantee by AHA Holdings Private Limited

16. Personal Guarantee by Mr. Shripal Morakhia & Mrs. Kalpana Morakhia

17. Corporate Guarantee by SMAAASH Entertainment USA Limited

18. Corporate Guarantee by Elements Learning Centre Private Limited.

Repayment:

Issuer is required to repay to debenture holder 50%, 4%, 13% 15% and 18% of investment amount in F.Y 2019, F.Y. 2020, F.Y. 2021, F.Y. 2022 and F.Y. 2023 respectively.

Interest:

11% p.a. from the date of disbursement to end of 12 months,

12% p.a beginning of 13th month to end of 24 months,

14.75% p.a beginning of 25th month to end of tenure of the facility.

II: Term loan from banks

(i) Term loan from Yes bank

Term loan 1 and 2

Security:

a) Exclusive hypothecation charge on current and movable fixed assets of the Company both present and future including sponsorship money for Gurgaon and Noida center to be routed through the Yes Bank.

b) Also guaranteed by corporate guarantee of Aha Holdings Private Limited and personal guarantee of Mr.Shripal Morakhia (Director).

Repayment:

Loan repayable in equal quarterly instalment as follows:

Particulars	As at September 30, 2018	As at March 31, 2018
Repayable within 1 year	—
Repayable within 2-3 years	—
Repayable within 4-5 years	—
More than 5 years	—
Total	—

Interest:

The term loan will bear interest at 13.50% p.a with immediate reset and the same is payable monthly.

Term loan 3

Security:

- Personal guarantee of Mr.Shripal Morakhia (Director).

- Exclusive charge on current asset and moveable fixed assets of the Company both present and future including sponsorship money from PVR Limited to be routed through Yes Bank account.

Repayment:

Loan repayable in equal quarterly instalment as follows:

Particulars	As at September 30, 2018	As at March 31, 2018
Repayable within 1 year	54,000	54,000
Repayable within 2-3 years	81,000	81,000
Repayable within 4-5 years	—	—
More than 5 years	—	—
Total	135,000	135,000

Interest:

The term loan will bear interest at 2.50% (Spread) over and above the 6M YBL MCLR with half-yearly reset and the same is payable monthly.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

III: Term loans from financial institutions

(i) Term loan from Tata Capital Financial Services Limited (TCFSL):

Primary Security:

Mortgage of certain immovable property owned by promoter associates (situated at 1230,31,32,33,34,35,36,37,38,39,40,41,42,43,44,45,46,47 and 1248 Police station Bhangar, Sonapore, 24 Parganas (South)). having clear and marketable title standing in the name of Borrower / Mortgagor.

Collateral Security:

Security in form of fixed deposit of Rs 6 Crores with bank as acceptable and same provided by Aha Holding Private Limited.

Repayment:

Principal will be repaid in 36 months after the moratorium period of 12 months and the same will be repayable in balance 24 equated monthly instalments start from date of first tranche disbursement.

Interest:

The term loan will bear interest of long term reference rate of TCFSL +/- prevailing spread, present effective rate being 12.25% p.a. and the interest is payable every month.

(ii) Small Industries Development Bank of India (SIDBI):

Term loan 1

Primary Security:

First pari passu charge over the movable and current assets of Smaaash pertaining to the Bangalore, Ludhiana and Mumbai go-karting projects.

Collateral security:

First charge by way of mortgage of all immovable properties owned by Shri Nitya Gopal Bank situated at Harihar Para, Gobindapur, Baruipur road, Harinabhi, P.S. Sonarpur District 24, Parganas (South), Kolkata, bearing survey/block/plot no. JL no. 76, Touzi no. 70/71, Khatian no. 30,31,627,325,329,330,327, Plot no. 602, 619, 607, 620, 644, 597, 598, 497, 623,500,585,625,621,586,622,617,P.S Sonarpur district 24 Pargana (South), admeasuring 4 acres.

Guarantee:

Irrevocable and unconditional guarantee of Shripal Morakhia, Ami Javeri, Nitya Gopal Banik, Aha holding Private Limited and Mrs Kalpana Morakhia. The guarantee shall be joint and several.

Repayment:

Loan is required to be repaid in 72 monthly instalments after a moratorium of 24 month commencing from April 10, 2018.

Interest:

The term loan will bear interest at 12.95% p.a (fixed) with monthly reset and the same is payable monthly.

Term loan 2

Security:

The loan amount is secured by second charge on all movables assets including current assets of the Company. The charge would be subservient to all the existing and prospective charges created/to be created by the Company on the said assets in favour of those banks/ financial institution which have extended/would extend business loans (viz. term loans for machineries, business premises and working capital) to the Company for the same business for which SIDBI has extended this sub-debt. All such aforesaid lenders would be referred to as ’senior secured lenders’.

Guarantee:

Irrevocable and unconditional guarantee of Shripal Morakhia, Kalpana Morakhia and Ms Ami Zaveri. The guarantee will be joint and several.

Repayment:

Loan is required to be repaid in 84 monthly instalments after a moratorium of 36 month commencing from February 10, 2018. After 36 month the loan amount will be repaid in 47 instalments of Rs 2100 thousands each and balance Rs 1300 thousands in last instalment.

Interest:

The term loan will bear interest at 15.50% p.a (fixed) with monthly reset and the same is payable monthly.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

Repayment
Particulars	As at September 30, 2018	As at March 31, 2018
Repayable within 1 year	155,600	32,050
Repayable within 2-3 years	154,889	283,750
Repayable within 4-5 years	60,400	74,000
More than 5 years	24,400	50,200
Total	395,289	440,000

(vi). Housing Development Financial Corporation Limited (HDFC):

Term loan 1

Security:

a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)

b) Charge on cashflows from Mumbai Lower Parel Smaaash, Convention center, Verbena Brew Pub & Sky Garden, Pravas Restaurant, Mumbai Go-Karting.

c) Corporate guarantee of Aha Holdings Private Limited

d) Personal Guarantee of Mr. Shripal Morakhia

Repayable Term: Principal will be repaid in 12 months and will be repayable in 4 equal monthly instalments starting 9th month.

Interest: Interest payable is linked to HDFC’s Corporate Prime Lending rate and is currently payable monthly at 12.50% p.a.

Term loan 2

Security:

a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)

b) Corporate guarantee of Aha Holdings Private Limited

c) Personal Guarantee of Mr. Shripal Morakhia

Repayable Term: Principal will be repaid in 12 months and will be repayable in 4 equal monthly instalments starting 9th month.

Interest: Interest payable is linked to HDFC’s Corporate Prime Lending rate and is currently payable monthly at 12.50% p.a.

Term loan 3

Security:

a) Mortgage of property situated at Khatian number LR-817 & RS-817, Tambuldaha-I, Bibirabad, Jibantala, 24 Parganas (South)

b) Corporate guarantee of Aha Holdings Private Limited

c) Personal Guarantee of Mr. Shripal Morakhia

Repayable Term: Principal will be repaid in 12 months and will be repayable in 4 equal monthly instalments starting 9th month.

Interest: Interest payable is linked to HDFC’s Corporate Prime Lending rate and is currently payable monthly at 12.50% p.a.

IV: Optional convertible preference shares

During the year 2016-17, the Company has entered into a Preference Shares subscription agreement (PSSA) with Aha holding Private Limited. In accordance with the PSSA, the Company has issued 21,266,288 0% Non-cumulative optionally convertible redeemable preference Shares of Rs. 10/- each (including conversion of outstanding loan aggregating to Rs. 12,663 thousands). The preference shares are convertible at any time into equal number of equity shares of face value of Rs. 10/- each until the date falling 18 months from the date of issuance of the preference shares, at the option of the holders, at Rs. 10/- per equity share and carry dividend @ 0% p.a. In the event of failure of the Company to convert in to equity shares and/or in the event to redeem the Preference shares upon exercise of the rights contempt above, the entire preference shares will become payable forthwith. The Optional convertible preference shares are converted into equity shares during the F.Y 2017-18.

Term loan 4

Security
- Personal guarantee of Mr.Shripal Morakhia (Director).
- Exclusive charge on current assets and movable fixed assets(Excluding Vehicle) of the company, both present & future.
-Exclusive charge on following 3rd party properties located in Kolkata with minimum value of INR 360 MN.
1.Land & Structure measuring 8 Acres located in District South 24, Parganas, Kolkata.
2.Land measuring 35 Acres located in Matla,District South 24, Parganas, Kolkata.

Repayment
Loan repayable in equal quarterly instalment as follows:
Particulars	As at September 30, 2018	As at March 31, 2018
Repayable within 1 year	—	—
Repayable within 2-3 years	93,750	—
Repayable within 4-5 years	150,000	—
More than 5 years	56,250	—
Total	300,000	—
Interest
The term loan will bear interest at 1.95% (Spread) over and above the 6M YBL MCLR with half-yearly reset and the same is payable monthly.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

V: Loans from related parties includes loans from Aha Holdings Private Limited and are unsecured, interest-free and repayable on demand.

VI: For the current maturities of long term borrowings, refer to note 22 other financial liabilities.

VII: Reconciliation of liabilities arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non–cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statement of cash flows as cash flows from financing activities.

Particulars	Non-convertible debentures	Term loans from bank	Term loans from financial institutions	Optional convertible preference share	Loans and advances from related parties
As at April 1, 2017	1,195,828	121,655	798,162	—	56,578
Financing cash flows
Proceeds	2,440,000	135,000	445,000	—	191,081
Repayment	(1,440,000)	(95,895)	(389,710)	—	(157,000)
Non-cash changes
Converted into preference shares	—	—	—	—	(40,966)
Transfer of current assets	—	—	—	—	(7,645)
Amortization of borrowing	(49,171)	4,396	2,290	—	—
As at March 31, 2018	2,146,657	133,160	590,763	—	5,535

Financing cash flows
Proceeds		300,000		403,505	12,000
Repayment		(28,500)	(127,084)	—	23,700
Non-cash changes
Converted into equity shares	—	—		—	—
Reimbursement of expenses	—	—	—	—	—
Transfer of current assets	—	—		—	—
Amortization of borrowing	(2,.235)		2,290	—	—
As at September 30, 2018	2,099,722	409,056	590,763	403,505	41,236

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

22       Other financial liabilities

Particulars	As at September 30, 2018	As at March 31, 2018
Non-current
A. Interest accrued
- interest accrued but not due on debenture	—
B. Security deposits	6,250	5,990
C. Other liabilities
- Payable on purchase of property, plant and equipment	104,933	188,280
Total	111,139	194,270

Current
A. Current maturities of long term debt
- from bank	54,000	54,000
- from financial institutions	155,600	155,600
- Non-convertible debentures	1,100,000	1,100,000
B. Interest accrued
- on Term loan from bank	1,466	1,261
- on Term loan from financial institutions	23,504	2,159
C. Security deposits	190	186
D. Temporary overdrawn bank balance	174,545	990
Total	1,509,306	1,314,196

23       Provisions

Particulars	As at September 30, 2018	As at March 31, 2018
Non-current
Provision for employee benefits
a) Post- employment benefit -gratuity liability	2,991	2,327

Total	2,991	2,327
Current
Provision for employee benefits
a) Leave encashment	8,444	8,512
b) Post- employment benefit -gratuity liability	—	503

Total	8,444	9,015

Notes: For other disclosures, refer note 39 on employee benefit plans.

24       Other liabilities

Particulars	As at September 30, 2018	As at March 31, 2018
Non-current
A. Unearned income on discounted deposits		252
B. Deferred government grant (refer note 6.1)	7,772	7,772
	7,772	8,024
Current
A. Advances received from customers	130,362	42,398
B. Unearned income on discounted deposits	588	673
C. Statutory dues	31,607	26,948
D. Deferred improvement credit	—	—

Total	162,558	70,019

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

25       Trade payables

Particulars	As at September 30, 2018	As at March 31, 2018
Trade payables	266,082	228,616
Total	266,082	228,616

Note: The average credit period on purchases of food and beverages is 30 to 45 days and for other goods and services is 60 to 90 days.

26       Revenue from operations

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
a) Revenue from rendering of services
- Gaming	644,910	801,526
- Food and beverages	311,612	477,646
- Banquet, corporate events and others	154,119	355,228
- Sponsorship fees	73,452	97,035
b) Other operating revenue
- Professional charges	394	3,154
- Income from exhibits, merchandise and others	13,575	11,870
Total	1,198,063	1,746,459

27       Other income

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
a) Interest income:
- Bank deposits	1,071	2,456
- Other financial assets carried at amortized cost	—	—
- Unwinding of security deposits	7,465	9,056
- Income tax refund	—	—
b) Sundry credit balances written back	—	12,449
c) Net foreign exchange gain/ (loss)	2,275	5,056
d) Other income:
- Net gain/(loss) arising on financial assets carried at FVTPL	636	1,681
- Net gain/(loss) arising on financial liabilities carried at amortized cost	—	(9,028)
- Net gain/(loss) arising on financial liabilities carried at FVTPL	—	(6,869)
- Miscellaneous income	5,607	4,158
Total	17,054	18,959

28        Cost of materials consumed

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Opening stock
- Food and beverages	34,290	18,507
- Less: Food and beverages (discontinuing operation)	—	—
- Consumables	11,879	9,492
Add: Purchases	120,512	243,002
	166,681	271,001
Less: Closing stock
- Food and beverages	32,801	34,290
- Consumables	6,861	11,879
Total cost of materials consumed	127,019	224,832

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

29 Changes in inventories of stock-in-trade

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Gaming products
Inventories at the beginning of the year	69,027	22,896
Inventories at the end of the year	(104,625)	(69,027)

Increase/ (decrease)	(35,598)	(46,131)

30       Employee benefits expense

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

a) Salaries and wages, including bonus	166,452	335,089
b) Contribution to provident and other funds	15,996	27,616
c) Gratuity (Refer note 39)	2,000	2,800
d) Staff welfare expenses	6,548	19,801

Total employee benefit expense	190,995	385,306

31       Finance cost

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

a) Interest costs:
- on loans from banks	11,507	15,861
- on loans from financial institutions	51,451	98,804
- on debentures	122,975	305,740
- other interest expenses	349	642
b) Processing fees and related costs	6,397	12,137

Total	192,679	433,184

32       Pre-launch expenses

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

Marketing expenses	12,576	36,013
Food trial expenses	625	978

Total	13,202	36,991

The above comprises costs associated with the opening and organising of new centers, including pre-opening utility and service related costs and other related costs for employees engaged in such pre-launch activities

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

33       Other expenses

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Stores and spares consumed	14,246	33,885
Utility charges	83,600	117,285
Lease expenses	242,167	267,467
Repairs and maintenance charges	23,740	34,977
Insurance premium	5,139	11,826
Rates, taxes and license fee	17,618	69,935
Communication expenses	8,275	14,460
Travelling and conveyance expenses	17,166	35,725
Printing and stationery	2,384	4,415
Branding expenses	—	—
Advertisement and business promotion	40,474	80,021
Legal and other professional costs	33,316	76,457
Fund raising and related costs	—	—
Recruitment charges	2,814	2,326
Housekeeping charges	14,044	26,974
Hire charges	493	1,004
Labour and other related expenses	1,129	3,905
Security charges	4,505	13,813
Payment to auditors	4,913	4,707
Advances written off	284	—
Provision for doubtful debts	—	1,551
Donation	500	44
Loss on property, plant and equipment sold/ written off	2,430	455
Miscellaneous expenses	19,774	15,751

Total	539,009	816,983

34       Exceptional Items

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

Leasehold improvement written-off (Refer note 34.1)	—	15,201
W/off consumable crockery and glassware (In line with Smaaash policy-pursuant to business acquisition) (up to August 31, 2017)	—	11,612

Total	—	26,813

34.1       Due to a fire in one of the buildings situated near the company premises (Kamala Mills compound), the Bombay Municipal Corporation (BMC), demolished several bars, eateries and restaurants situated in the Kamala Mills compound and surrounding areas in Mumbai.

The BMC and its officers demolished the Pravas restaurant and part of the Smaaash centre being operated by the Company. The loss incurred on account of this demolition, net off Rs. 670 thousands recovered from the sale of scrap, aggregating to net loss of Rs. 15,201 thousands is recognized as exceptional items in the financial statements. The Company has lodged the insurance claim against this loss and also filed a writ petition in the Bombay High Court against the demolition.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

35       Current tax and deferred tax

35.1    Income Tax recognized in profit & loss

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
A. Current Tax:
In respect of current year	—	(2,091)
In respect of previous year	—	(835)
Total	—	(2,091)

B. Deferred Tax:
In respect of current year origination and reversal of temporary differences	—	(260,723)
Total	—	(260,723)

Total (A+B)	—	(262,814)

35.2       Income tax recognized in other comprehensive income

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Deferred tax:
Remeasurement of defined benefit obligations	—	(74)
Total	—	(74)

Classification of income tax recognized in other comprehensive income
Income taxes related to items that will not be reclassified to profit or loss	—	(74)
Income taxes related to items that will be reclassified to profit or loss		—
Total	—	(74)

35.3       Reconciliation of income tax expense and the accounting profit multiplied by Company’s domestic tax rate:

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Profit before tax	—	(565,784)

Income tax expense calculated at 30% plus surcharge (2016-17: 30% and 2015-16: 30%)	—	(174,827)
Effect on different tax rates of subsidiary operating in other jurisdictions	—	68
Effects of expenses that are not deductible in determining taxable profits	—	792
Effect of income that is exempt from taxation	—	10,211
Effect of expenses deductible in determining taxable profits		—
Effect of previously unrecognized and unused tax losses and deductible temporary difference now recognized as deferred tax assets	—	(98,236)
Others	—	13
	—	(261,979)

Adjustments recognized in the current year in relation to the current tax of prior years	—	(835)

Income tax expense recognized In profit or loss (relating to continuing operations)	—	(262,814)

The tax rate used for the year ended March 31, 2018, and March 31, 2017 in reconciliations above is the corporate tax rate of 30% (plus surcharge and cess as applicable) on taxable profits under Income Tax Act, 1961.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

36	Discontinued operations

36.1	Sale of Quick Service Restaurants (QSR):

During the F.Y 2016-17, pursuant to the decision taken and approved by the Board of directors of Adrenaline Foods Private Limited (Subsidiary), the entity has decided to discontinue its Mall Food Court Quick Service Restaurant (QSR) business model effective March 17, 2017. The closing down and discontinuation of Mall Food court business model was due to the lack of business in mall.

36.2	Analysis of profit for the year from discontinued operations

The combined results of the discontinued operations (i.e. QSR business) included in the profit for the year are set out below. The comparative profit and cash flows from discontinued operations have been presented as if these operations were discontinued in the prior year as well.

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Profit for the year from discontinued operations
Revenue
Food and Beverages	—
Other Income	—	—
Total Revenue (A)		945
Expenses	—	945
Cost of materials consumed
Employee Benefit expense	—	—
Depreciation/amortization		—
Other expenses	—	—
Total expenses (B)	—	912
		912
Loss from discontinued operations before tax (A-B)	—
Income tax expense	—	34
Loss from discontinued operations after tax	—	—
		34

36.3	Assets and liabilities from discontinued operations

The carrying amount of net asset Rs. 658 thousands (Total assets Rs. 668 thousands less total liabilities Rs.10 thousands) (previous year: net liabilities Rs. 1,568 thousands {Total assets Rs. 1,244 thousands less total liabilities Rs. 2,812 thousands}). The carrying amount of total assets and liabilities as at the balance sheet date relating to the discontinuing business are as under:

Particulars	As at September 30, 2018	As at March 31, 2018

Assets for discontinued operation
Short-term loans and advances	—	668
Total	—	668

Liabilities for Discontinued Operation
Trade Payables	—	—
Other current liabilities	—	10
	—	10

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

36.4 Cash flows from (used in) discontinued operation

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Loss before tax	—	34
Adjustments for:
Depreciation and amortization expense	—	—
Operating loss before changes in working capital	—	34
Changes in working capital:
Inventories	—	—
Trade receivables	—	—
Short term loans and advances	—	576
Long term loans and advances	—	—
Provision for employee benefits	—	—
Trade payables	—	(2,208)
Other current liabilities	—	(595)
Short-term provisions		—
Cash used in from operations	—	(2,193)

37	Financial Instruments

37.1	Capital management Policy

For the purpose of the Group’s capital management, capital includes issued equity capital, share premium and all other equity reserves attributable to the equity holders of the Group. The primary objective of the Group’s capital management is to maximise the shareholder value.

The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of the financial covenants. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group monitors capital using a gearing ratio, which is net debt divided by total capital plus net debt. The Group includes within net debt, interest bearing loans and borrowings, trade payables, less cash and cash equivalents.

Gearing ratio:

Particulars	As at September 30, 2018	As at March 31, 2018
Debt (i)	2,870,602	2,876,116
Cash and bank balances	48,131	119,840
Net debt	2,822,471	2,756,276

Total equity	2,575,815	2,435,593
Net debt to equity ratio	1.10	1.13

The gearing ratio at end of the reporting period was as follows:

In order to achieve this overall objective, the Group’s capital management, amongst other things, aims to ensure that it meets financial covenants attached to the interest-bearing loans and borrowings that define capital structure requirements.

Breaches in meeting the financial covenants would permit the bank to immediately call loans and borrowings. There have been no breaches in the financial covenants of any interest-bearing loans and borrowing in the current period.

No changes were made in the objectives, policies or processes for managing capital during the six month ended September 30, 2018 and March 31, 2018 and March 31, 2017.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

37.2        Categories of financial instruments:

Particulars	Amortized Costs	FVTPL	FVTOCI	Total
A. Non-current assets
a) Investments	35	5,750	—	5,785
b) Other financial assets	203,315	—	—	203,315
Total	203,350	5,750	—	209,100

B) Current assets
a) Investments	—	—	—	—
b) Trade receivables	162,896	—	—	162,896
c) Cash and bank balances	48,131	—	—	48,131
d) Loans	2,803	—	—	2,803
e) Other financial assets	108,436	—	—	108,436
Total	322,266	—	—	322,266

C. Non-current liabilities
a) Borrowings	1,367,161	—	—	1,367,161
b) Other financial liabilities	111,139	—	—	111,139
Total	1,478,300	—	—	1,478,300

D. Current Liabilities
a) Borrowings	193,840	—	—	193,840
b) Trade payables	266,082	—	—	266,082
c) Other financial liabilities	1,509,306	—	—	1,509,306
Total	1,969,227	—	—	1,969,227

As at September 30, 2018

As at March 31, 2018

Particulars	Amortized Costs	FVTPL	FVTOCI	Total
A. Non-current assets
a) Investments	30	—	6,466	6,496
b) Other financial assets	206,192	—	—	206,192
Total	206,222	—	6,466	212,688

B) Current assets
a) Investments	—	11,012	—	11,012
b) Trade receivables	177,947	—	—	177,947
c) Cash and bank balances	119,840	—	—	119,840
d) Loans	412	—	—	412
e) Other financial assets	87,288	—	—	87,288
Total	385,487	11,012	—	396,499

C. Non-current liabilities
a) Borrowings	1,360,980	—	—	1,360,980
b) Other financial liabilities	194,270	—	—	194,270
Total	1,555,250	—	—	1,555,250

D. Current Liabilities
a) Borrowings	205,535	—	—	205,535
b) Trade payables	228,616	—	—	228,616
c) Other financial liabilities	1,314,196	—	—	1,314,196
Total	1,748,347	—	—	1,748,347

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

37.3	Financial risk management objectives

The Group’s principal financial liabilities, comprises of borrowing from banks and financial institutions, debentures and other payables. The main purpose of these financial liabilities is to support its operations and business expansion. The Group’s principal financial assets include trade and other receivables, investments and cash and deposits that derive directly from its operations.

The Group’s senior management oversees the management of these risks. The Group’s senior management is supported by a financial risk committee that advises on financial risks and the appropriate financial risk governance framework for the Group. This financial risk committee provides assurance to the Group’s senior management that the Group’s financial risk activities are governed by appropriate policies and procedure and that financial risks are identified, measured and managed in accordance with the Group’s policies and risk objectives. The Board of Directors reviews and agrees policies for managing each risk, which are summarized as below:

A)	Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. The Group has adopted a policy of only dealing with creditworthy counterparties, as a means of mitigating the risk of financial loss from defaults. The Group uses publicly available financial information and its own trading records to rate its major customers. The Group’s exposure to financial loss from defaults are continuously monitored.

B)	Liquidity risk management

(i) The Group’s management is responsible for liquidity, funding as well as settlement management. Ultimate responsibility for liquidity risk management rests with the board of directors, which has established an appropriate liquidity risk management framework for the management of the Group’s short, medium, and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves, banking facilities and reserve borrowing facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

(ii) Maturities of financial liabilities

Table showing maturity profile of non-derivative financial liabilities:

Particulars	Less than 1 Year	1-3 Years	3 Years to 5 Years	5 years and above	Total	Carrying amount
As at September 30, 2018
a) Non-interest bearing
Trade payable	266,082	—	—	—	266,082	266,082
Borrowings	(6,160)	—	—	—	(6,160)	(6,160)
Other financial liabilities	199,705	111,139	—	—	310,844	310,844
b) Interest rate instruments
Borrowings	200,000	609,889	786,400	24,400	1,620,689	1,620,689
Current maturities of long term debt	1,309,600	—	—	—	1,309,600	1,309,600
Total	1,969,227	721,028	786,400	24,400	3,501,054	3,501,054
As at March 31, 2018
a) Non-interest bearing
Trade payable	228,616	—	—	—	228,616	228,616
Borrowings	5,535	—	—	—	5,535	5,535
Other financial liabilities	4,596	194,270	—	—	198,866	198,866
b) Interest rate instruments
Borrowings	200,000	609,889	786,400	24,400	1,620,689	1,560,980
Current maturities of long term debt	1,309,600	—	—	—	1,309,600	1,309,600
Total	1,748,347	804,159	786,400	24,400	3,363,306	3,303,597

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

The above table details the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed repayment periods. The amount disclosed in the tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The tables include both interest and principal cash flows. The contractual maturity is based on the earliest date on which the Group may be required to pay.

(iii) Financing facilities

There are no undrawn financing facilities as at each reporting period.

c) Market Risk Management

The Group is exposed to market risks associated with foreign currency rates and interest rate risk. In the normal course of business and in accordance with our policies, we manage these risks through a variety of strategies.

i). Foreign currency risk management

The Group undertakes transactions denominated in foreign currencies; consequently, exposures to exchange rate fluctuations arise. The exchange gains or losses are recognized in profit or loss on the date of settlement and restatement at each reporting date.

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the end of the reporting period are as follows:

	As at September 30, 2018		As at March 31, 2018
	Rupees (INR)	In foreign currency (In 000’s)	Rupees (INR)	In foreign currency (In 000’s)

Trade payables
USD	5,573	96	109	2
GBP	—	—	—	—
EURO	142	2	38	—
	5,715	98	147	2

Trade receivable
USD	150 270	2,307	1,793	28
	150,270	2,307	1,793	28

Cash on hand
Thai Baht	—	—	5	2
USD	—	0	5	0
	—	—	10	2

Advances paid
AUD	15,785	838	—	—
CNY	—	—	—	—
EURO	6,234	78	948	12
GBP	2,644	28	195	2
SAR	—	—	—	—
USD	30,452	447	31,479	482
	55,114	1,390	32,622	496

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

Foreign exchange rate sensitivity

A change of 5% in foreign exchange rates would have following impact on profit before tax

Particulars	As at September 30, 2018	As at March 31, 2018
AUD
5% increase in exchange rate – impact on profit	789	3
5% decrease in exchange rate – impact on profit	(789)	(3)
CNY
5% increase in exchange rate – impact on profit	—	1
5% decrease in exchange rate – impact on profit	—	(1)
EURO
5% increase in exchange rate – impact on profit	305	352
5% decrease in exchange rate – impact on profit	(305)	(352)
GBP
5% increase in exchange rate – impact on profit	132	17
5% decrease in exchange rate – impact on profit	(132)	(17)
SAR
5% increase in exchange rate – impact on profit	—	4
5% decrease in exchange rate – impact on profit	—	(4)
USD
5% increase in exchange rate – impact on profit	8,757	192
5% decrease in exchange rate – impact on profit	(8,757)	(192)
Thai Baht
5% increase in exchange rate – impact on profit	0	—
5% decrease in exchange rate – impact on profit	(0)	—

ii). Interest rate risk management:

Interest rate risk is the risk that fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group has borrowed funds with both fixed and floating interest rate.

Particulars	As at September 30, 2018	As at March 31, 2018

Fixed rate borrowings:
Non-convertible debentures	2,148,892	2,146,657
Term loan from financial institutions
- SIDBI	172,989	187,790
	2,321,880	2,334,447
Floating rate borrowing
Term loan from Yes bank	203,469	133,160
Term loan from financial institutions
- Housing Development Finance Corporation Limited	200,000	200,000
- Tata Capital Finance Limited	151,401	202,973
	554,870	536,133

Total Borrowings	2,876,750	2,870,580

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Interest rate sensitivity
A change of 1% in interest rates would have following impact on profit before tax
Particulars	As at September 30, 2018	As at March 31, 2018
1% increase in interest rate – decrease in profit	(482)	(482)
1% decrease in interest rate – increase in profit	482	482

38 Fair value measurement

38.1 Fair value of the Group’s financial assets that are measured at fair value on a recurring basis

Financial assets/ financial liabilities measured at Fair value	Fair value as at		Fair value hierarchy	Valuation technique(s) and key input(s)	Significant unobservable input(s)	Relationship of unobservable inputs to fair value and sensitivity
	September 30, 2018	March 31, 2018

A) Financial assets
a) Investments
i) Investment in equity instruments	5,750	6,466	Level 3	Discounted cash flow method was used to capture the present value of future cash flows that are available to all the equity holders of the issuer company.	Discount rate of 17.76% that reflects the Company’s WACC.	A slight increase in the discount rate used in isolation would result in a decrease in the fair value.
ii) Mutual fund investments	5,750	17,478	Level 1	Quoted bid prices in an active market	NA	NA
Total financial assets	11,500	23,944

As at the reporting date, the Group does not have any financial liability measured at fair values.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

38.2 Fair value of financial assets and financial liabilities that are measured at amortized cost:

The management believes the carrying amounts of financial assets and financial liabilities measured at amortized cost approximate their fair values.

38.3 Reconciliation of Level 3 fair value measurements
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018

Unlisted shares irrevocably designated as at FVTOCI
Opening balance	716.59	—
Purchases	5,749	5,749
Total gains or losses in other comprehensive income	—	717
Closing balance	6,466	6,466

39. Employee benefits

i) Defined Contribution Plan

The Groups’ contribution to Provident fund for the year ended March 31, 2018: Rs. 16,780 thousands and for year ended March 31, 2017: Rs 10,806 thousands) has been recognized in consolidated statement of profit or loss under the heading employee benefits expense.

ii) Defined Benefit Plans:

Gratuity

The Group operates a gratuity plan covering qualifying employees. The benefit payable is the greater of the amount calculated as per the Payment of Gratuity Act, 1972 or the Group scheme applicable to the employee. The benefit vests upon completion of five years of continuous service and once vested it is payable to employees on retirement or on termination of employment. In case of death while in service, the gratuity is payable irrespective of vesting. The Group makes annual contribution to the Group gratuity scheme administered by the Life Insurance Corporation of India through its Gratuity Trust Fund.

Through its defined benefit plans the Group is exposed to a number of risks, the most significant of which are detailed below:

(1) Salary risk:

The present value of the defined benefit plan liability is calculated by reference to the future salaries of plan participants. As such, an increase in the salary of the plan participants will increase the plan’s liability.

(2) Interest rate risk

The defined benefit obligation calculated uses a discount rate based on government bonds. All other aspects remaining same, if bond yields fall, the defined benefit obligation will tend to increase. In addition, an inadequate return on underlying plan assets can result in an increase in cost of providing these benefits to employees in future.

(3) Demographic risk:

This is the risk of variability of results due to unsystematic nature of decrements that include mortality, withdrawal, disability and retirement. The effect of these decrements on the defined benefit obligation is not straight forward and depends upon the combination of salary increase, medical cost inflation, discount rate and vesting criteria.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

The significant actuarial assumptions used for the purposes of the actuarial valuations were as follows:

Particulars	Valuation as at
	September 30, 2018	March 31, 2018
(i). Financial assumptions
Discount rate (p.a.)	7.40%	7.35%
Salary escalation rate (p.a.)	7.00%	7.00%

(ii). Demographic assumptions
Mortality rate	Indian assured lives mortality (2006-08)	Indian assured lives mortality (2006-08)
Leaving service
21 years - 30 years	84.00%	84.00%
31 years - 40 years	13.00%	13.00%
41 years - 50 years	3.00%	3.00%
51 years - 57 years	0.00%	0.00%

Amounts recognized in statement of profit and loss in respect of these defined benefit plans are as follows:

Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Current Service Cost		2,763
Past service cost and (gains)/losses from settlements		42
Net interest expense		(5)
Components of defined benefit costs recognized in profit or loss		2,800

Remeasurement on the net defined benefit liability
Actuarial (gains)/loss arising from changes in financial assumptions		(354)
Actuarial (gains)/loss arising from changes in demographic assumptions		—
Actuarial (gains)/loss arising from experience adjustments		(30)
Return on plan assets (excluding amount included in net interest expense)		48
Adjustment to recognize the effect of asset ceiling		97
Components of defined benefit costs recognized in other comprehensive income		(239)

Total		2,561

Notes:

i) The Current service cost and the next interest expense for the period are included in the ‘Employee benefits expense’ line item in the consolidated statement of profit and loss.

ii) The remeasurement of the net define benefits liability is included in other comprehensive income

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

The amount included in the balance sheet arising from the entity’s obligation in respect of its defined benefit plans is as follows:

Particulars	As at September 30, 2018	As at March 31, 2018

Present value of defined benefit obligation	—	5,485
Fair value of plan assets	—	(8,989)
Funded status	—	(3,504)

Restriction on asset recognize	—	97
Net liability arising from the defined benefit obligation	—	(3,407)

Present value of unfunded defined benefit obligation	—	2,830
	—
Current portion of the above	—	503
Non-current portion of the above		(1,080)

Movement in the present value of the defined benefit obligation are as follows:
Particulars	As at September 30, 2018	As at March 31, 2018

Opening of defined benefit obligation		4,291
Liability transferred in / Acquisitions		2,944
Current service cost		2,763
Past service cost		41
Interest on defined benefit obligation		434
Remeasurements due to:
Actuarial loss / (gain) arising from change in financial assumptions		(354)
Actuarial loss / (gain) arising from change in demographic assumptions		—
Actuarial loss / (gain) arising on account of experience changes		(30)
Benefits paid		(1,774)
Liabilities assumed / (settled)*		—
Liabilities extinguished on settlement	—	—
Closing of defined benefit obligation		8,315
* On account of business combination or inter group transfer

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended March 31, 2018

All amounts are in Rs. ’000 unless otherwise stated

Movement in the fair value of the plan assets are as follows:
Particulars	As at September 30, 2018	As at March 31, 2018

Opening fair value of plan assets		5,930
Employer contribution		2,729
Interest on plan assets		439
Administration expenses		—
Remeasurement due to:
Actual return on plan assets less interest on plan assets		(48)
Benefits paid		(1,774)
Assets acquired / (settled)*		1,713
Assets distributed on settlement		—
Closing fair value of plan assets		8,989
* On account of business combination or inter group transfer

Movement in asset ceiling are as follows:
Particulars	As at September 30, 2018	As at March 31, 2018

Opening value of asset ceiling	—	—
Interest on opening balance of asset ceiling	—	—
Remeasurements due to:
Change in surplus/deficit	—	97

Total	—	97

Major category of plan assets
Particulars	As at September 30, 2018	As at March 31, 2018

Equity instruments	—	—
Debt Instruments	—	—
Insurer Managed Funds	—	8,989
Total	—	8,989

The plan does not invest directly in any property occupied by the Group nor in any financial securities issued by the Group.

Sensitivity Analysis

Gratuity is a lump sum plan and the cost of providing these benefits is typically less sensitive to small changes in demographic assumptions. The key actuarial assumptions to which the benefit obligation results are particularly sensitive to are discount rate and future salary escalation rate. The following table summarizes the impact in percentage terms on the reported defined benefit obligation at the end of the reporting period arising on account of an increase or decrease in the reported assumption by 50 basis points.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

Principal assumption	Impact on defined benefit obligation
	Increase in assumption	Decrease in assumption
a) Discount rate
As at March 31, 2018	-4.39%	4.74%
As at March 31, 2017	-4.96%	5.36%
b) Salary Escalation Rate
As at March 31, 2018	4.57%	-4.36%
As at March 31, 2017	4.89%	-4.91%

Notes:

i)	These sensitivities have been calculated to show the movement in defined benefit obligation in isolation and assuming there are no other changes in market conditions at the accounting date.

ii)	There have been no changes from the previous periods in the methods and assumptions used in preparing the sensitivity analyses.

The Group expects to contribute Rs. 2000 thousands (as at March 31, 2017: Rs 400 thousand) to the gratuity trusts during the next financial year.

Maturity profile of defined benefit obligation:

The table below shows the expected cash flow profile of the benefits to be paid to the current membership of the plan based on past service of the employees as at the valuation date:

Particulars	As at September 30, 2018	As at March 31, 2018

Expected benefits for year 1		1,322
Expected benefits for year 2		869
Expected benefits for year 3		911
Expected benefits for year 4		920
Expected benefits for year 5		749
Expected benefits for year 6		630
Expected benefits for year 7		885
Expected benefits for year 8		459
Expected benefits for year 9		290
Expected benefits for year 10 and above		10,680

The weighted average duration of the defined benefit obligation as at March 31, 2018: 9.13 years (March 31, 2017: 10.32 years)

40	Related Party Transactions

Particulars	Relationship as at
	September 30, 2018	March 31, 2018
Aha Holdings Private Limited	KMP of the Company has Significant influence over this entity	KMP of the Company has Significant influence over this entity
FW Metis Ltd (From 13 May 2014)	Significant influence over the Company	Significant influence over the Company
Kalpana Shripal Marakhia	Close family member of the KMP of the Company	Close family member of the KMP of the Company
Ami Zaveri	Close family member of the KMP of the Company	Close family member of the KMP of the Company
SAM Family Trust	KMP of the Company has Significant influence over this entity	KMP of the Company has Significant influence over this entity
Elements Learning Centre Private Limited.	KMP of the Company has Significant influence over this entity	KMP of the Company has Significant influence over this entity

Key Management Personnel
Shripal Sevantilal Morakhia	Director	Director
Vishwanath Kotian (From 1 January 2015)	Chief Financial Officer	Chief Financial Officer
Ankita Sushil Jasrapuria (From 1 June 2016)	Company Secretary	—
Bhavini Raval (From 22nd February 2018)	Company Secretary	—

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

i). Details of related party transactions
	For the six months ended September 30, 2018	For the year ended March 31, 2018
Aha Holdings Private Limited
Transactions during the Year
Issue of shares including share premium (Right issue)	—	218,215
Issue of shares against optionally convertible preference shares	—	212,663
Issue of optionally convertible preference shares (Out the total Rs 12,663 thousands was issued towards repayment of loan)	—	—
Transfer of liquor license	—	—
Transfer of security deposit	—	—
Reimbursement of expenses		40,965
Short term borrowings taken	19,000	191,081
Short term borrowings repaid	20,278	157,000

FW Metis Ltd
Transactions during the Year
Issue of shares including share premium	—	—

ii). Details of related party closing balances
	As at September 30, 2018	As at March 31, 2018
Aha Holdings Private Limited
Short term borrowings payable	4,257	5,536

iii). Compensation of key managerial personnel
The remuneration of directors and other members of key managerial personnel during the year was as follows:
Particulars	For the six months ended September 30, 2018	For the year ended March 31, 2018
Short-term employee benefits	9,602	8,249
Termination benefits		—
Total	9,602	8,249
Sitting Fee paid to Independent directors	—	—

The remuneration of directors and key executives is determined by the remuneration committee having regard to the performance of individuals and market trends. As the liabilities for defined benefit plan are provided on actuarial basis for the Group as a whole, the amount pertaining to key managerial persons are not included.

iv). Guarantees and mortgages

The Group has taken various loans from banks, financial institutions and others. Various related parties has provided guarantees and mortgages to the banks, financial institutions and others on behalf of the Group. Refer note 21 for detail description of guarantees and mortgages provided by related parties.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

41	Segment information

41.1	Products and services from which reportable segments derive their revenues

Information reported to the chief operating decision maker (CODM) for the purposes of resource allocation and assessment of segment performance focuses on the types of goods or services delivered or provided, and in respect of the ‘India’ and ‘America’. The directors of the Company have chosen to organise the Group around differences in areas where products and services are delivered or provided. No operating segments have been aggregated in arriving at the reportable segments of the Group.

Specifically, the Group’s reportable segments under IFRS 8 are as follows:

- Goods and services provided in India

- Goods and services provided in America

41.2	Segment revenues and results

The following is an analysis of the Group’s revenue and results from continuing operations by reportable segment.

Particulars	Segment revenue
	For the six months ended September 30, 2018	For the year ended March 31, 2018

Goods and services provided
- India	1,234,006	1,888,856
- America	93,988	236,069

Total for continuing operations	1,327,994	2,124,925

	Segment profit

Goods and services provided
- India	(55,080)	(545,564)
- America	(109,749)	(20,221)

Loss before tax (continuing operations)	(164,830)	(565,785)

Segment revenue reported above represents revenue generated from external customers. The intersegment services provided for the year ended March 31, 2018: Rs. Nil thousands (for the year ended March 31, 2017: Rs. 6,484 thousands).

The accounting policies of the reportable segments are the same as the Group’s accounting policies described in note 3.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

41.3	Segment assets and liabilities

Particulars	As at September 30, 2018	As at March 31, 2018

Segment assets
- India	5,291,245	4,839,370
- America	913,866	989,205
Consolidated total assets	6,205,111	5,828,575
Segment liabilities
- India	3,428,441	3,375,383
- America	200,852	17,599
Consolidated total liabilities	3,629,293	3,392,982

41.4	Other segment information

Particulars	Depreciation and amortization
	For the six months ended September 30, 2018	For the year ended March 31, 2018

India	282,823	458,229
America	60,020	95,323
Total	342,843	553,552

	Additions to non-current assets*

India	687,333	2,517,667
America	43,215	28,655
Total	730,548	2,546,322

* Non-current assets includes assets other than financial instruments, deferred tax assets and post-employment benefit assets.

41.5	Geographical information

The Group’s information about its non-current assets by location of assets are detailed below.

Particulars	Non-current assets*
	As at September 30, 2018	As at March 31, 2018

India	4,459,640	3,249,080
America	876,646	880,060
Total	5,336,286	4,129,140

* Non-current assets includes assets other than financial instruments, deferred tax assets and post-employment benefit assets.

41.6	Information about major customers

No other single customers contributed 10% or more to the Group’s revenue for the six months ended September 30, 2018 and for year ended March 31, 2018.

42	Leases

Operating Lease

i) The Group has entered into operating lease arrangements for commercial premises and warehouses at various locations. The leases are non-cancellable and are for period as specified in the agreement and may be renewed based on mutual agreement of the parties.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

Particulars	As at September 30, 2018	As at March 31, 2018

i). Future non-cancellable minimum lease commitments
a) not later than one year	71,188	197,863
b) later than one year and not later than five years	64,866	695,573
c) later than five years	—	1,755,229

ii) Expenses recognized in the Statement of profit and loss
a) Minimum lease payments	34,802	112,516

       43 Contingent liabilities and commitments

43.1 Contingent liabilities (to the extent not provided for):

Particulars	As at September 30, 2018	As at March 31, 2018

Claims against the Group not acknowledged as debt a) Service Tax	14,928	14,928

Notes:

i)	The Group does not expect any reimbursement in respect of the above contingent liability.

ii)	One of the Group Company has received the demand cum show cause notice of service tax No. 52/2016-17 under Finance Act of Rs. 72,169 thousands for the period July 1, 2012 to May 31, 2015 dated February 03, 2017. As per the Share purchase agreement (SPA) dated September 1, 2017, executed between PVR Limited (erstwhile Holding Company) and Smaaash Entertainment Private Limited (present Holding Company) all pending litigation prior to the date of acquisition will be borne by PVR Limited. As such, there is no financial obligation on account of this show cause notice to the Group.

iii)	Smaaash Entertainment USA Limited has some open customer claims against the injuries caused at the centre. The total value of the pending claims is around Rs. 80,951 thousands against which the Company is in active litigation. All these pending litigations on account of customer claims are adequately covered by the general insurance and as such the Group does not expect any financial obligation.

43.2 Capital Commitments:

Particulars	As at September 30, 2018	As at March 31, 2018

Estimated amount of contracts remaining to be executed on capital account and not provided for	67,540	75,727

44           Business Combination

44.1        Business acquired

During the year ended March 31, 2018	Principal activity	Date of acquisition	Consideration transferred
Shri Venkateshwara Multiplexes Private Limited (SVM)	Operating family entertainment centers	October 12, 2017	218,661
Ahlada Leisure Private Limited (Ahlada)	Operating family entertainment centers	October 12, 2017	66,971
Smaaash Leisure Limited (Formerly known as PVR Bluo Entertainment Ltd)	Operating family entertainment centers	September 1, 2017	860,000
			1,145,632

The Group acquired business of SVM, Ahlada and Smaaash Leisure Limited (Formerly known as PVR Bluo Entertainment Ltd) to expand their business in new locations.

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

44.2 Consideration transferred

	Shri Venkateshwara Multiplexes Private Limited (SVM)	Ahlada Leisure Private Limited (Ahlada)	Smaaash Leisure Limited (Formerly Known as PVR Bluo Entertainment Ltd)
Cash	218,661	66,971	860,000
	218,661	66,971	860,000

Acquisition-related costs amounting to Rs. 1,006 thousands for SVM and Ahlada have been excluded from the consideration transferred and have been recognized as an expense in profit or loss in the current year, within the ‘other expenses’ line item.

Acquisition-related costs amounting to Rs. 40,061 thousands for Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Ltd) have been recognized as transaction cost and added to the cost of the investment.

44.3 Assets acquired and liabilities recognized at the date of acquisition

Particulars	Shri Venkateshwara Multiplexes Private Limited (SVM)	Ahlada Leisure Private Limited (Ahlada)	Smaaash Leisure Limited (Formerly Known as PVR BluO Entertainment Ltd)
Non-current assets
Computer	1,119	545	—
Electronic goods	6,941	1,744	—
Furniture & fixtures	4,422	804	26,027
Leasehold improvement	19,917	6,831	191,930
Office equipments	209	2	6,621
Plant & machinery	76,940	39,798	378,662
Software	53	246	1,723
Vehicles	1,456	—	—
Brand Buildings	107,605	17,000	—
Trademarks, copyrights and license	—	—	9,730
Capital WIP	—	—	14,822
Financial assets	—	—	46,939
Other non-current assets	—	—	34,406
Current assets
Inventories	—	—	9,773
Trade receivables	—	—	6,764
Cash and cash equivalent	—	—	137,171
Other Bank balances	—	—	927
Other financial assets	—	—	11,561
Other current assets	—	—	13,488
Total assets	218,661	66,971	890,544

Non-current liabilities
Provisions	—	—	3,252
Deferred tax liability	—	—	7,628
Current liabilities
Trade payables	—	—	43,227
Other payables	—	—	7,899
Provisions	—	—	1,909
Other current liabilities	—	—	25,030
Total liabilities	—	—	88,945

Total	218,661	66,971	801,599

Smaaash Entertainment Private Limited

Notes to consolidated financial statements for the six months ended September 30, 2018

All amounts are in Rs. ’000 unless otherwise stated

44.4       Non-controlling interests

The Group has acquired business of SVM and Ahlada without acquiring or controlling the legal entity and they have acquired 100% equity interest in Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Ltd). Therefore, there is no non-controlling interests (NCI) in these business acquisitions.

44.5 Goodwill arising on acquisition

Particulars	Shri Venkateshwara Multiplexes Private Limited (SVM)	Ahlada Leisure Private Limited (Ahlada)	Smaaash Leisure Limited (Formerly Known as PVR Bluo Entertainment Ltd)

Consideration transferred	218,661	66,971	860,000
Less: fair value of identifiable net assets acquired	(218,661)	(66,971)	(801,599)
Less: Intangible (Fair value of non-compete asset)	—	—	(44,797)
Goodwill arising on acquisition	—	—	13,604

44.6 Net cash outflow on acquisition of business of SVM, Ahlada and Smaaash Leisure Limited

For the year ended March 31, 2018

Consideration paid in cash	1,141,614
Less: cash and cash equivalent balances acquired	(137,171)

1,004,443

44.7  Impact of business acquisitions on the results of the Group

Revenue for the year ended March 31, 2018 includes Rs. 75,123 thousands in respect of SVM and Ahlada and Rs. 3,34,857 thousands in respect of Smaaash Leisure Limited. Included in the loss for the year ended March 31, 2017 is Rs. 9,863 thousands attributable to the additional business generated by Smaaash Leisure Limited (Formerly known as PVR BluO Entertainment Ltd).

Had these business combinations been effected at April 1, 2017, the revenue of the Group from continuing operations would have been Rs. 27,12,336 thousands, and the loss for the period from continuing operations would have been Rs. 3,48,031 thousands. The directors consider these ‘pro-forma’ numbers to represent an approximate measure of the performance of the combined group on an annualized basis and to provide a reference point for comparison in future periods.

45    Events occurring after the balance sheet date

On May 3, 2018, I-AM Capital Acquisition Company (I-AM Capital) has entered into a share subscription agreement with Smaaash Entertainment Private Limited to infuse up to $49 million, which translate into a 27.5% ownership interest in Smaaash. Smaaash intends to use the cash proceeds to grow its business, fund inorganic growth initiatives, partly repay debt and for working capital. The said agreement has been amended on November 15, 2018 pursuant to which I -AM Capital will deliver USD 150,000 to Smaaash Entertainment Private Limited at the closing of the business combination in exchange for Equity Shares equal to 1.1% of the Company in accordance with the terms and conditions of the share subscription agreement.

I-AM Capital, Co-Founded and led by CEO F. Jacob Cherian and CFO Suhel Kanuga, is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.